As filed with the Securities and Exchange Commission on July 28, 2008

Investment Company Act File No. 811-21301

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-1A
REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	|X|

Amendment No. 8	|X|
(Check appropriate box or boxes) [X]

MASTER TAX-EXEMPT LLC
(Exact Name Of Registrant As Specified In Charter)

100 Bellevue Parkway
Wilmington, Delaware 19809
(Address Of Principal Executive Offices)

(Registrant’s Telephone Number, Including Area Code):
1-800-441-7762

Donald C. Burke
Master Tax-Exempt LLC
800 Scudders Mill Road, Plainsboro, New Jersey 08536
Mailing Address: P.O. Box 9011, Princeton, New Jersey 08543-9011
(Name and address of agent for service)

Copies to:

Counsel for the Master Tax-Exempt LLC:	Howard B. Surloff, Esq.
SIDLEY AUSTIN LLP	BlackRock Advisors, LLC
787 Seventh Avenue	100 Bellevue Parkway
New York, New York 10019-6018	Wilmington, DE 19809
Attention: Laurin Blumenthal Kleiman, Esq.

Adam L. Lantz, Esq.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
1700 Merrill Lynch Drive
Pennington, New Jersey 08534

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document. The Registrant’s Part B is incorporated by reference into the Registrant’s Part A and the Registrant’s Part A is incorporated by reference into the Registrant’s Part B.

July 28, 2008

MASTER MONEY LLC
MASTER GOVERNMENT SECURITIES LLC
MASTER TAX-EXEMPT LLC
MASTER TREASURY LLC

Each of Master Money LLC (“Money LLC”), Master Government Securities LLC (“Government LLC”), Master Tax-Exempt LLC (“Tax-Exempt LLC”) and Master Treasury LLC (“Treasury LLC”) (each, a “Master LLC” and collectively, the “Master LLCs”) is part of a master-feeder structure (as described below). Part A of this Registration Statement should be read in conjunction with (1) (a) Post-Effective Amendment No. 42 of the Registration Statement on Form N-1A (Securities Act File No. 2-59311 and Investment Company Act File No. 811-02752) of CMA Money Fund; (b) Post-Effective Amendment No. 32 of the Registration Statement on Form N-1A (Securities Act File No. 2-72724 and Investment Company Act File No. 811-03205) of CMA Government Securities Fund; (c) Post-Effective Amendment No. 24 of the Registration Statement on Form N-1A (Securities Act File No. 33-37439 and Investment Company Act File No. 811-06196) of CMA Treasury Fund, each as filed with the Securities and Exchange Commission (the “Commission”) on July 25, 2008; and (d) Post-Effective Amendment No. 36 of the Registration Statement on Form N-1A (Securities Act File No. 2-69877 and Investment Company Act File No. 811-3111) of CMA Tax-Exempt Fund, as filed with the Commission on July 25, 2008, and as amended from time to time (collectively, the “CMA Registration Statements”); and (2)(a) Post-Effective Amendment No. 6 of the Registration Statement on Form N-1A (Securities Act File No. 333-99387 and Investment Company Act File No. 811-21196) of WCMA Money Fund; (b) Post-Effective Amendment No. 6 of the Registration Statement on Form N-1A (Securities Act File No. 333-99395 and Investment Company Act File No. 811-21197) of WCMA Government Securities Fund; (c) Post-Effective Amendment No. 6 of the Registration Statement on Form N-1A (Securities Act File No. 333-99391 and Investment Company Act File No. 811-21198) of WCMA Tax-Exempt Fund; and (d) Post-Effective Amendment No. 6 of the Registration Statement on Form N-1A (Securities Act File No. 333-99389 and Investment Company Act File No. 811-21199) of WCMA Treasury Fund, each as filed with the Commission on July 25, 2008, and as may be amended from time to time (collectively, the “WCMA Registration Statements”).

This Registration Statement refers to CMA Money Fund, CMA Government Securities Fund, CMA Tax-Exempt Fund and CMA Treasury Fund collectively as the “CMA Funds.” WCMA Money Fund, WCMA Government Securities Fund, WCMA Tax-Exempt Fund and WCMA Treasury Fund are collectively referred to herein as the “WCMA Funds.” Part A of each of the CMA Registration Statements includes the prospectus of the CMA Funds. Part A of each of the WCMA Registration Statements includes the prospectus of the WCMA Funds. Each corresponding CMA Fund (as defined below), each corresponding WCMA Fund (as defined below) and any other feeder fund that may invest in a corresponding Master LLC (as defined below) are referred to herein as “Feeder Funds.”

Each Feeder Fund invests all of its respective assets in interests of its corresponding Master LLC. All portfolio investments are at the level of each corresponding Master LLC. As of the date hereof, only two Feeder Funds, each corresponding CMA Fund and WCMA Fund, invest in each corresponding Master LLC as noted in the chart below:

Corresponding CMA Fund	Corresponding WCMA Fund	Corresponding Master LLC
CMA Money Fund	WCMA Money Fund	Master Money LLC

CMA Government Securities Fund	WCMA Government Securities Fund	Master Government Securities LLC

CMA Tax-Exempt Fund	WCMA Tax-Exempt Fund	Master Tax-Exempt LLC

CMA Treasury Fund	WCMA Treasury Fund	Master Treasury LLC

Each Master LLC is an open-end management investment company that was organized on August 29, 2002 as a statutory trust under the laws of the State of Delaware. Effective June 15, 2007, each Master LLC was reorganized as a Delaware limited liability company. Interests in each Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Regulation D under the Securities Act. Investments in a Master LLC may only be made by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act. BlackRock Advisors, LLC (“BlackRock” or the “Manager”) manages each Master LLC’s investments subject to the oversight of the Board of Directors of each Master LLC.

Responses to Items 1, 2, 3, and 8 have been omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4.    Investment Objectives, Principal Investment Strategies, and Related Risks.

(a)  Investment Objectives.

Money LLC

The investment objectives of the Money LLC are to seek current income, preservation of capital and liquidity.

Government LLC

The investment objectives of the Government LLC are to seek preservation of capital, current income and liquidity.

Tax-Exempt LLC

The investment objectives of the Tax-Exempt LLC are to seek current income exempt from Federal income tax, preservation of capital and liquidity.

Treasury LLC

The investment objectives of the Treasury LLC are to seek preservation of capital, liquidity and current income.

(b)  Implementation of Investment Objectives.

Money LLC

Outlined below are the main strategies that the Money LLC uses in seeking to achieve its objectives.

The Money LLC seeks to achieve its objectives by investing in a diversified portfolio of short term securities. These instruments are U.S. dollar-denominated short term securities that mature or reset to a new interest rate within 397 days (13 months). The Money LLC’s dollar-weighted average maturity will not exceed 90 days.

Other than U.S. Government and certain U.S. Government agency securities and certain securities issued by U.S. Government sponsored enterprises and instrumentalities, the Money LLC invests in short term securities that have one of the two highest short term ratings from a nationally recognized securities rating agency. The Money LLC also may invest in unrated short term securities, but only when Money LLC’s management, pursuant to authority delegated by the Board of Directors, determines that the credit quality is comparable to securities that have one of the two highest ratings. Certain short term securities are entitled to the benefit of guarantees, letters of credit or similar arrangements provided by a financial institution. When this is the case, Money LLC’s management may consider the obligation of the financial institution and its creditworthiness in determining whether the security is an appropriate investment for the Money LLC.

Money LLC management will vary the types of short term securities in the Money LLC’s portfolio, as well as the Money LLC’s average maturity. Money LLC management decides which securities to buy and sell based on its assessment of the relative value of different securities and future interest rates. Money LLC management seeks to improve the Money LLC’s yield by taking advantage of differences in yield that regularly occur among similar kinds of securities.

Among the short term securities or issuers the Money LLC may buy are:

U.S. Government Securities—Debt securities issued by and/or guaranteed as to principal and interest by the U.S. Government and supported by the full faith and credit of the United States.

U.S. Government Agency Securities—Debt securities issued and/or guaranteed as to principal and interest by U.S. Government agencies that are not direct obligations of the U.S. Government. These securities may not be backed by the full faith and credit of the United States.

U.S. Government Agencies—entities that are part of or sponsored by the Federal government, such as the Government National Mortgage Association, the Tennessee Valley Authority or the Federal Housing Administration.

U.S. Government Sponsored Enterprises—private corporations sponsored by the Federal government that have the legal status of government agencies, such as the Federal Home Loan Mortgage Association, the Student Loan Marketing Association or the Federal National Mortgage Association. Securities issued by these entities are generally not supported by the full faith and credit of the United States.

U.S. Government Instrumentalities—supranational entities sponsored by the U.S. and other governments, such as the World Bank or the Inter-American Development Bank.

Bank Money Instruments—Obligations of commercial banks or other depository institutions, such as certificates of deposit, bankers’ acceptances, bank notes and time deposits. The Money LLC may invest only in obligations of savings banks and savings and loan associations organized and operating in the United States. The obligations of commercial banks may be obligations issued by foreign branches or subsidiaries of U.S. banks (“Eurodollar obligations”) or obligations issued by U.S. branches or subsidiaries of foreign banks (“Yankeedollar obligations”). The Money LLC may invest in Eurodollar obligations only if they, by their terms, are general obligations of the U.S. parent bank.

The Money LLC also may invest up to 25% of its total assets in bank money instruments issued by foreign depository institutions and their foreign branches and subsidiaries.

Commercial Paper—Obligations, usually of nine months or less, issued by corporations, securities firms and other businesses for short term funding.

Short Term Obligations—Corporate or foreign government debt and asset-backed securities with a period of 397 days or less remaining to maturity.

Floating Rate Obligations—Obligations of government agencies, corporations, depository institutions or other issuers which periodically or automatically reset their interest rate to reflect a current market rate, such as the Federal Funds rate or a bank’s prime rate, or the level of an interest rate index, such as the London Interbank Offered Rate (“LIBOR”) (a well-known short term interest rate index).

Insurance Company Obligations—Short term funding agreements and guaranteed insurance contracts with fixed or floating interest rates.

Master Notes—Variable principal amount demand instruments issued by securities firms and other corporate issuers.

Repurchase Agreements and Purchase and Sale Contracts—The Money LLC may enter into certain types of repurchase agreements or purchase and sale contracts. In a repurchase agreement, the Money LLC buys a security from another party, which agrees to buy it back at an agreed upon time and price. The Money LLC may invest in repurchase agreements involving the money market securities described above. Purchase and sale contracts are similar to repurchase agreements, but purchase and sale contracts provide that the purchaser receives any interest on the security paid during the period. If the seller fails to repurchase the security in either situation and the market value declines, the Money LLC may lose money.

Other Strategies. In addition to the main strategies discussed above, the Money LLC may use certain other investments and investment strategies.

Other Eligible Investments—Other money market instruments permitted by Commission rules governing money market funds.

Reverse Repurchase Agreements—In a reverse repurchase agreement, the Money LLC sells a security to another party and agrees to buy it back at a specific time and price. The Money LLC may engage in reverse repurchase agreements involving the securities described above.

When Issued Securities, Delayed Delivery Securities and Forward Commitments—The Money LLC may buy or sell money market securities on a when issued, delayed delivery or forward commitment basis. In these transactions, the Money LLC buys or sells the securities at an established price with payment and delivery taking place in the future. The value of the security on the delivery date may be more or less than its purchase or sale price.

The Money LLC may invest up to 10% of its net assets in illiquid securities.

The Money LLC may also lend its portfolio securities.

Government LLC

Outlined below are the main strategies the Government LLC uses in seeking to achieve its objectives.

The Government LLC tries to achieve its objectives by investing exclusively in a diversified portfolio made up only of short term securities that are direct U.S. Government obligations. The Government LLC also enters into repurchase agreements with banks and securities dealers that involve direct obligations of the U.S. Government. The Government LLC will provide its shareholders with at least 60 days’ prior written notice before changing this strategy.

In seeking to achieve the Government LLC’s objectives, the Manager varies the kinds of short term U.S. Government securities held in the Government LLC’s portfolio as well as the average maturity of the Government LLC’s portfolio. The Manager decides which of these securities to buy and sell based on its assessment of the relative values of various short term U.S. Government securities and repurchase agreements, as well as future interest rates.

The Government LLC may invest only in short term U.S. Government securities that are issued or guaranteed by U.S. Government entities and are backed by the full faith and credit of the United States, such as:

•	U.S. Treasury obligations

•	U.S. Government agency securities

•	Variable rate U.S. Government agency obligations, which have interest rates that reset periodically prior to maturity based on a specific index or interest rate

•	Deposit receipts, which represent interests in component parts of U.S. Treasury bonds or other U.S. Government or U.S. Government agency securities

The Government LLC may invest in short term U.S. Government securities with maturities of up to 397 days (13 months). The Government LLC’s dollar-weighted average maturity will not exceed 90 days.

The Government LLC also may enter into repurchase agreements involving U.S. Government securities described above. The Government LLC also may invest in the U.S. Government securities described above pursuant to purchase and sale contracts.

Other Strategies. In addition to the main strategies discussed above, the Government LLC may use certain other investments and investment strategies.

The Government LLC may buy and sell U.S. Government securities on a when issued, delayed delivery or forward commitment basis. In these transactions, the Government LLC buys or sells a security at an established price with payment and delivery taking place in the future. The value of the security on the delivery date may be more or less than its purchase or sale price.

Tax-Exempt LLC

Outlined below are the main strategies the Tax-Exempt LLC uses in seeking to achieve its objectives.

The Tax-Exempt LLC seeks to achieve its objectives by investing in a diversified portfolio of high quality short term, tax-exempt securities that, in the opinion of bond counsel to the issuer, pay interest that is excludable from gross income for Federal income tax purposes (and is not includable in taxable income for purposes of the Federal alternative minimum tax) (“tax exempt securities”). These tax-exempt securities mature or reset to a new interest rate within 13 months. Certain securities have maturities that are longer than 13 months, but give the Tax-Exempt LLC the right to demand payment from a financial institution within that period. The Tax-Exempt LLC treats these securities as having a maturity of 13 months or less. The Tax-Exempt LLC’s dollar-weighted average maturity will not exceed 90 days.

The Tax-Exempt LLC invests all of its assets in securities that have one of the two highest short term ratings from a nationally recognized securities rating agency. The Tax-Exempt LLC also may invest in unrated securities, but only when Tax-Exempt LLC management, pursuant to authority delegated by the Board of Directors, determines that the credit quality is comparable to securities that have one of the two highest ratings. Certain securities in which the Tax-Exempt LLC invests are entitled to the benefit of insurance, guarantees, letters of credit or similar arrangements provided by a financial institution. When this is the case, Tax-Exempt LLC management may consider the obligation of the financial institution and its creditworthiness in determining whether the security is an appropriate investment for the Tax-Exempt LLC.

Under normal circumstances, the Tax-Exempt LLC invests at least 80% of its assets in securities the income from which, in the opinion of bond counsel to the issuer, is excludable for Federal income tax purposes (including the Federal alternative minimum tax) or invests in securities so that at least 80% of the income that it distributes will be excludable for Federal income tax purposes (including the Federal alternative minimum tax). The Tax-Exempt LLC may invest up to 20% of its assets in short term municipal securities that pay interest exempt from Federal income tax in the opinion of bond counsel to the issuer, but not necessarily exempt from Federal alternative minimum tax.

Tax-Exempt LLC management will seek to keep its assets fully invested to maximize the yield on the Tax-Exempt LLC’s portfolio. There may be times, however, when the Tax-Exempt LLC has uninvested cash, which will reduce its yield.

Tax-Exempt LLC management will vary the types of short term tax-exempt securities in the Tax-Exempt LLC’s portfolio, as well as its average maturity. Tax-Exempt LLC management decides which securities to buy based on its assessment of relative values of different securities and future interest rates. Tax-Exempt LLC management seeks to improve the Tax-Exempt LLC’s yield by taking advantage of differences in yield that regularly occur between similar kinds of securities.

The Tax-Exempt LLC does not presently intend to invest more than 25% of its assets in short term tax-exempt securities of issuers located in a single state.

Among the short term tax-exempt securities the Tax-Exempt LLC may buy are:

Tax-Exempt Notes—short term tax-exempt securities often used to provide interim financing in anticipation of tax collection, bond sales or other revenues.

Tax-Exempt Commercial Paper—short term unsecured promissory notes used to finance general short term credit needs.

Tax-Exempt Bonds—long term debt obligations that pay interest which is, in the opinion of bond counsel to the issuer, excludable from gross income for Federal income tax purposes (and which is not includable in taxable income for purposes of the Federal alternative minimum tax). The Tax-Exempt LLC will only invest in long term debt obligations that have remaining maturities of 397 days or less or that the Tax-Exempt LLC has a contractual right to sell (put) periodically or on demand within that time.

Variable Rate Demand Obligations—floating rate securities that combine an interest in a long term tax-exempt bond with a right to demand payment periodically or on notice. The Tax-Exempt LLC also may buy a participation interest in a variable rate demand obligation owned by a commercial bank or other financial institution. When the Tax-Exempt LLC purchases a participation interest, it receives the right to demand payment on notice to the owner of the obligation. The Tax-Exempt LLC will not invest more than 20% of its total assets in participation interests in variable rate demand obligations.

Other Strategies.  In addition to the main strategies outlined above, the Tax-Exempt LLC may also use certain other investments and investment strategies.

The Tax-Exempt LLC may invest up to 10% of its net assets in illiquid securities.

The Tax-Exempt LLC will not invest in taxable securities, except that it may invest up to 20% of its net assets in certain tax-exempt bonds, known as “private activity bonds,” which may subject certain investors to a Federal alternative minimum tax.

When Issued Securities and Delayed Delivery Securities and Forward Commitments—The Tax-Exempt LLC may buy or sell short term tax-exempt securities on a when issued or delayed delivery or forward commitment basis. In these transactions, the Tax-Exempt LLC buys or sells the securities at an established price with payment and delivery taking place in the future. The value of the security on the delivery date may be more or less than its purchase or sale price.

Short Term Tax-Exempt Derivatives—a variety of securities that generally represent the Tax-Exempt LLC’s ownership interest in one or more tax-exempt bonds held by a trust or partnership coupled with a contractual right to sell (put) that interest to a financial institution, periodically or on demand, for a price equal to face value. Income on the underlying tax-exempt bonds is “passed through” the trust or partnership to the Tax-Exempt LLC and other institutions that have an ownership interest. Depending on the particular security, the Tax-Exempt LLC may receive pass-through income at a fixed interest rate or a floating money market interest rate.

Municipal Lease Obligations—In a municipal lease obligation, the issuer agrees to make payments when due on the lease obligations. The issuer will generally appropriate municipal funds for that purpose, but is not obligated to do so. Although the issuer does not pledge its unlimited taxing power for the payment of the lease obligations, the leased obligation is secured by leased property. It may be difficult, however, to sell the property and the proceeds of sale might not cover the Tax-Exempt LLC’s loss.

The Tax-Exempt LLC’s portfolio represents a significant percentage of the market in short term tax-exempt securities. A shortage of available high quality short term tax-exempt securities will affect the yield on the Tax-Exempt LLC’s portfolio. The Tax-Exempt LLC may suspend or limit sales of interests if, due to such a shortage, the sale of additional interests would not be in the best interest of the Tax-Exempt LLC’s shareholders.

Treasury LLC

Outlined below are the main strategies the Treasury LLC uses in seeking to achieve its objectives.

The Treasury LLC seeks to achieve its objectives by investing exclusively in a diversified portfolio of short term marketable securities that are direct obligations of the U.S. Treasury. The Treasury LLC will provide shareholders with at least 60 days’ prior written notice before changing this strategy.

The Treasury LLC may invest in short term U.S. Treasury securities with maturities of up to 397 days (13 months). The Treasury LLC’s dollar-weighted average maturity will not exceed 90 days.

In seeking to achieve the Treasury LLC’s objectives, Treasury LLC management varies the kinds of short term U.S. Treasury securities held in the Treasury LLC’s portfolio and its average maturity. Treasury LLC management decides which U.S. Treasury securities to buy and sell based on its assessment of their relative values and future interest rates.

Other Strategies. In addition to the main strategies discussed above, the Treasury LLC may use certain other investments and investment strategies.

The Treasury LLC may buy or sell U.S. Treasury securities on a when issued, delayed delivery or a forward commitment basis. In these transactions, the Treasury LLC buys or sells a security at an established price with payment and delivery taking place in the future. The value of the security on the delivery date may be more or less than the purchase or sale price.

(c)  Risks

This section contains a summary discussion of the general risks of investing in each Master LLC. As with any fund, there can be no guarantee that a Master LLC will meet its investment objectives or that a Master LLC’s performance will be positive for any period of time.

Set forth below are the main risks of investing in the Master LLCs:

No Master LLC can guarantee that it will achieve its objectives.

Selection Risk—Selection risk is the risk that the securities that the Manager selects will underperform securities selected by other funds with similar investment objectives and investment strategies.

Credit Risk—Credit risk is the risk that the issuer of a security owned by the Money LLC, Government LLC or Tax-Exempt LLC will be unable to pay the interest or principal when due. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may affect the value of a Master LLC’s investment in that issuer. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation. While the Master LLCs invest only in money market securities of highly rated issuers, those issuers still may default on their obligations.

Additionally, securities issued or guaranteed by the U.S. Government, its agencies, instrumentalities and sponsored enterprises have historically involved little risk of loss of principal if held to maturity. However, due to fluctuations in interest rates, the market value of such securities may vary during the period interestholders hold interests in the Master LLCs.

Interest Rate Risk—Interest rate risk is the risk that prices of money market securities owned by a Master LLC generally increase when interest rates decline and decrease when interest rates rise. Prices of longer term securities generally change more in response to interest rate changes than prices of shorter term securities. A Master LLC may lose money if short term or long term interest rates rise sharply or otherwise change in a manner not anticipated by Master LLC management.

Share Reduction Risk—In order to maintain a constant net asset value of $1.00 per share, each Master LLC may reduce the number of shares held by its shareholders.

Income Risk—Each Master LLC’s yield will vary as the short term securities in its portfolio mature and the proceeds are reinvested in securities with different interest rates.

Repurchase Agreements and Purchase and Sale Contracts Risk—The Money LLC and the Government LLC may enter into certain types of repurchase agreements or purchase and sale contracts. Under a repurchase agreement, the seller agrees to repurchase a security at a mutually agreed upon time and price. A purchase and sale contract is similar to a repurchase agreement, but purchase and sale contracts also provide that the purchaser receives any interest on the security paid during the period. If the other party to a repurchase agreement or purchase and sale contract defaults on its obligation under the agreement, a Master LLC may suffer delays and incur costs or lose money in exercising its rights under the agreement. If the seller fails to repurchase the security in either situation and the market value declines, a Master LLC may lose money.

Foreign Securities Risk—The Money LLC may invest in U.S. dollar denominated money market instruments and other U.S. dollar denominated short term debt obligations issued by foreign banks and similar institutions. Although the Master LLC will invest in these securities only if the Manager determines they are of comparable quality to the Master LLC’s U.S. investments, investing in securities of foreign issuers involves some additional risks that also can increase the chances that the Master LLC will lose money. These risks include the possibly higher costs of foreign investing, and the possibility of adverse political, economic or other developments and the often smaller size of foreign markets, which may make it difficult for the Master LLC to buy and sell securities in these markets. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

Each Master LLC may also be subject to other risks associated with its investments and investment strategies, including:

Borrowing Risk—Each Master LLC may borrow for temporary emergency purposes including to meet redemptions. Borrowing may exaggerate changes in the net asset value of a Master LLC’s shares and in the yield on a Master LLC’s portfolio. Borrowing will cost a Master LLC interest expense and other fees. The cost of borrowing money may reduce a Master LLC’s return.

Securities Lending Risk—The Money LLC may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Master LLC may lose money and there may be a delay in recovering the loaned securities. The Master LLC could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to the Master LLC.

When Issued Securities, Delayed Delivery Securities and Forward Commitments Risk—When issued and delayed delivery securities and forward commitments involve the risk that the security a Master LLC buys will lose value prior to its delivery. There is also the risk that the security will not be issued or that the other party will not meet its obligation. If this occurs, a Master LLC loses both the investment opportunity for the assets it has set aside to pay for the security and any gain in the security’s price.

Reverse Repurchase Agreements Risk—The Money LLC may enter into reverse repurchase agreements with financial institutions. Reverse repurchase agreements involve the risk that the other party may fail to return the securities in a timely manner or at all. The Money LLC could lose money if it is unable to recover its securities and the value of the collateral held by the Money LLC is less than the value of the securities. These events could trigger adverse tax consequences to the Money LLC.

Variable Rate Demand Obligations and Municipal Derivatives Risk—When the Tax-Exempt LLC invests in variable rate demand obligations or short term municipal derivatives, it assumes credit risk with respect to the financial institution providing the Tax-Exempt LLC with the right to demand payment or put (sell) the security. While the Tax-Exempt LLC invests only in short term municipal securities of high quality issuers, or which are backed by high quality financial institutions, those issuers or financial institutions may still default on their obligations.

Insurance Risk—The Tax-Exempt LLC may purchase municipal securities that are secured by insurance. The credit quality of the companies that provide such credit enhancements will affect the value of those securities. Certain significant providers of insurance for municipal securities have recently incurred significant losses as a result of exposure to sub-prime mortgages and other lower credit quality investments that have experienced recent defaults or otherwise suffered extreme credit deterioration. As a result, such losses have reduced the insurers’ capital and called into question their continued ability to perform their obligations under such insurance if they are called upon to do so in the future. While an insured municipal security will typically be deemed to have the rating of its insurer, if the insurer of a municipal security suffers a downgrade in its credit rating or the market discounts the value of the insurance provided by the insurer, the rating of the underlying municipal security will be more relevant and the value of the municipal security would more closely, if not entirely, reflect such rating. The insurance feature of a municipal security is intended to support the full payment of principal and interest through the life of an insured obligation, but such support is dependent upon the solvency or claims paying ability of the insurer.

Short Term Tax-Exempt Derivatives Risk—The Tax-Exempt LLC may purchase short term tax-exempt derivatives. Short term tax-exempt derivatives present certain unresolved tax, legal, regulatory and accounting issues not presented by investments in other short term tax-exempt securities. These issues might be resolved in a manner adverse to the Tax-Exempt LLC.

Taxability Risk—The Tax-Exempt LLC intends to minimize the receipt of taxable income by investing in tax-exempt or municipal securities in reliance on an opinion of bond counsel to the issuer that the interest paid on those securities will be excludable from gross income for Federal income tax purposes. Such securities, however, may be determined to pay, or have paid, taxable income subsequent to the Tax-Exempt LLC’s acquisition of the securities. In that event, the Internal Revenue Service may demand that the Tax-Exempt LLC’s corresponding Feeder Funds pay taxes on the affected interest income, and, if a Feeder Fund agrees to do so, its yield could be adversely affected. If the interest paid on any tax-exempt or municipal security held by the Tax-Exempt LLC is subsequently determined to be taxable, the Tax-Exempt LLC will dispose of that security as soon as reasonably practicable. In addition, future laws, regulations, rulings or court decisions may cause interest on municipal securities to be subject, directly or indirectly, to Federal income taxation or may otherwise prevent the Tax-Exempt LLC from realizing the full current benefit of the tax-exempt status of such securities. Any such change could also affect the market price of such securities, and thus the value of an investment in the Tax-Exempt LLC.

Municipal Lease Obligations Risk—The Tax-Exempt LLC may purchase municipal lease obligations. In a municipal lease obligation, the issuer agrees to make payments when due on the lease obligation. The issuer will generally appropriate municipal funds for that purpose, but it is not obligated to do so. Although the issuer does not pledge its unlimited taxing power for the payment of the lease obligation, the leased obligation is secured by the leased property. It may be difficult, however, to sell the property and the proceeds of sale might not cover the Tax-Exempt LLC’s loss.

Illiquid Securities Risk—The Tax-Exempt LLC and Money LLC each may invest up to 10% of its net assets in illiquid securities. If a Master LLC buys illiquid securities, it may be unable to sell them or may have to sell them at a price below current value.

Restricted Securities Risk—Restricted securities are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale. They may include private placement securities that have not been registered under the applicable securities laws. Restricted securities may not be listed on an exchange and may have no active trading market.

Restricted securities may be illiquid. A Master LLC may be unable to sell them on short notice or may be able to sell them only at a price below current value. Also, a Master LLC may get only limited information about the issuer of a restricted security, so it may be less able to predict a loss. In addition, if Master LLC management receives material nonpublic information about the issuer, a Master LLC may as a result be unable to sell the securities.

(d) Portfolio Holdings

For a discussion of each Master LLC’s policies and procedures regarding the selective disclosure of its portfolio holdings, please see Part B of each CMA Registration Statement and WCMA Registration Statement.

ITEM 5.    Management, Organization, and Capital Structure.

(a) (1) Manager.

BlackRock Advisors, LLC is each Master LLC’s Manager and manages each Master LLC’s investments subject to the oversight of the Board of Directors of the Master LLC. While the Manager is ultimately responsible for the management of the Master LLCs, it is able to draw upon the research and expertise of its asset management affiliates for portfolio decisions and management with respect to certain portfolio securities. The Manager has the responsibility for making all investment decisions for the Master LLCs.

Each Master LLC pays the Manager a fee at the annual rate of 0.250% of that Master LLC’s average daily net assets not exceeding $500 million; 0.175% of the average daily net assets exceeding $500 million but not exceeding $1 billion; and 0.125% of the average daily net assets exceeding $1 billion.

For the fiscal year ended March 31, 2008, the Manager received a fee at the annual rate as follows:

Paid to the Manager
Money LLC	0.129%
Government LLC	0.207%
Tax-Exempt LLC	0.133%
Treasury LLC	0.181%

The Manager has a separate sub-advisory agreement with (i) BlackRock Institutional Management Corporation (with respect to Money LLC, Government LLC and Treasury LLC) and (ii) BlackRock Investment Management, LLC (with respect to Tax-Exempt LLC) (each, a “Sub-Adviser”), each an affiliate, under which the Manager pays each Sub-Adviser for services it provides a monthly fee at an annual rate that is a percentage of the advisory fee paid to the Manager by the applicable Master LLC. The Sub-Advisers are responsible for the day-to-day management of the Master LLCs.

The Manager was organized in 1994 to perform advisory services for investment companies. BlackRock Institutional Management Corporation is a registered investment adviser organized in 1977. BlackRock Investment Management, LLC is a registered investment adviser and commodity pool operator organized in 1999. The Manager and its affiliates had approximately $1.428 trillion in investment company and other portfolio assets under management as of June 30, 2008.

A discussion of the basis for the Board of Directors’ approval of each Master LLC’s management agreement and each sub-advisory agreement between the Manager and the Sub-Adviser is included in each Feeder Fund’s semi-annual shareholder report for the fiscal period ended September 30, 2006.

From time to time, a manager, analyst, or other employee of the Manager or its affiliates may express views regarding a particular asset class, company, security, industry, or market sector. The views expressed by any such person are the views of only that individual as of the time expressed and do not necessarily represent the views of the Manager or any other person within the BlackRock organization. Any such views are subject to change at any time based upon market or other conditions and the Manager disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for each Master LLC are based on numerous factors, may not be relied on as an indication of trading intent on behalf of the Master LLC.

Conflicts of Interest

The investment activities of BlackRock and its affiliates (including, for these purposes, Merrill Lynch & Co., Inc., BlackRock, Inc., The PNC Financial Services Group, Inc. and their affiliates, directors, partners, trustees, managing members, officers and employees (collectively, the “Affiliates”)) in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage a Master LLC and its shareholders. BlackRock and its Affiliates provide investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of the Master LLCs. BlackRock and its Affiliates are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of a Master LLC. One or more Affiliates act or may act as an investor, investment banker, research provider, investment manager, financier, advisor, market maker, trader, prime broker, lender, agent and/or principal, and have other direct and indirect interests, in securities and other instruments in which a Master LLC directly and indirectly invests. Thus, it is likely that a Master LLC will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which an Affiliate performs or seeks to perform investment banking or other services. One or more Affiliates may engage in proprietary trading and advise accounts and funds that have investment objectives similar to those of a Master LLC and/or that engage in and compete for transactions in the same types of securities and other instruments as the Master LLCs. The trading activities of these Affiliates are carried out without reference to positions held directly or indirectly by the Master LLCs and may result in an Affiliate having positions that are adverse to those of a Master LLC. No Affiliate is under any obligation to share any investment opportunity, idea or strategy with the Master LLCs. As a result, an Affiliate may compete with a Master LLC for appropriate investment opportunities. The results of a Master LLC’s investment activities, therefore, may differ from those of an Affiliate and of other accounts managed by an Affiliate, and it is possible that a Master LLC could sustain losses during periods in which one or more Affiliates and other accounts achieve significant profits on their trading for proprietary or other accounts. The opposite result is also possible. In addition, the Master LLCs may, from time to time, enter into transactions in which an Affiliate or its other clients have an adverse interest. Furthermore, transactions undertaken by an Affiliate or Affiliate-advised clients may adversely impact the Master LLCs. Transactions by one or more Affiliate-advised clients or the Manager may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of a Master LLC. The Master LLCs’ activities may be limited because of master/feeder structure regulatory restrictions applicable to one or more Affiliates, and/or their internal policies designed to comply with such restrictions. In addition, a Master LLC may invest in securities of companies with which an Affiliate has or is trying to develop investment banking relationships or in which an Affiliate has significant debt or equity investments. The Master LLCs also may invest in securities of companies for which an Affiliate provides or may some day provide research coverage. An Affiliate may have business relationships with and purchase or distribute or sell services or products from or to distributors, consultants or others who recommend a Master LLC or who engage in transactions with or for the Master LLC and may receive compensation for such services. A Master LLC may also make brokerage and other payments to an Affiliate in connection with the Master LLC’s portfolio investment transactions.

Under a securities lending program approved by its Board of Directors, Money LLC has retained an Affiliate of the Manager to serve as the securities lending agent for the Money LLC to the extent that the Money LLC engages in the securities lending program. For these services, the lending agent may receive a fee from the Money LLC, including a fee based on the returns earned on the Money LLC’s investment of the cash received as collateral for the loaned securities. In addition, one or more Affiliates may be among the entities to which the Money LLC may lend its portfolio securities under the securities lending program.

The activities of BlackRock and its Affiliates may give rise to other conflicts of interest that could disadvantage a Master LLC and its shareholders. BlackRock has adopted policies and procedures designed to address these potential conflicts of interest. See the Part B of this Registration Statement for further information.

(a) (2) Portfolio Managers.

Money LLC

Money LLC is managed by a team of financial professionals led by Thomas Kolimago, CFA.

Government LLC and Treasury LLC

Government LLC and Treasury LLC are each managed by a team of financial professionals led by John Ng.

Tax-Exempt LLC

Tax-Exempt LLC is managed by a team of financial professionals led by William Henderson.

(b) Capital Stock

Investors in each Master LLC have no preemptive rights, and limited liability company interests in each Master LLC are fully paid and non-assessable. Each Master LLC has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors, when in the judgment of the Directors of each Master LLC, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of a Master LLC, its corresponding Feeder Funds would be entitled to their pro rata interest of the assets of that Master LLC that are available for distribution.

Each Master LLC is organized as a limited liability company under the laws of the State of Delaware. Each Feeder Fund is entitled to vote in proportion to its investment in its corresponding Master LLC. Each Feeder Fund generally will participate in the earnings, dividends and assets of its corresponding Master LLC in accordance with its pro rata interest in that Master LLC.

Investments in each Master LLC may not be transferred. A Feeder Fund may withdraw all or any portion of its investment in its corresponding Master LLC at net asset value on any day on which the New York Stock Exchange (the “NYSE”) is open, subject to certain exceptions. For more information about the ability of a Feeder Fund to withdraw all or any portion of its investment in its corresponding Master LLC, please see Item 7(c) herein.

ITEM 6.    Shareholder Information.

(a) Pricing of Limited Liability Company Interests in Each Master LLC.

The net asset value of limited liability company interests of each Master LLC is determined by the Manager at 12:00 noon, Eastern time, on each business day that the NYSE or New York banks are open for business, immediately after the daily declaration of dividends. As a result of this procedure, the net asset value is determined each business day except for days on which both the NYSE and New York banks are closed. Both the NYSE and New York banks are closed on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

Each Master LLC values its portfolio securities based upon their amortized cost in accordance with the terms of a rule adopted by the Commission. This involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price a Master LLC would receive if it sold the instrument.

The net asset value per limited liability company interest of each Master LLC is computed by adding the value of the Master LLC’s securities and other assets, deducting its liabilities and dividing by the number of limited liability company interests of the Master LLC outstanding at such time. It is anticipated that the net asset value per limited liability company interest of each Master LLC will remain constant so that a Feeder Fund can preserve a net asset value of $1.00 per share, but no assurance can be offered in this regard.

(b) Purchase of Limited Liability Company Interests in Each Master LLC.

Limited liability company interests in each Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in each Master LLC may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in each Master LLC. However, because each Master LLC intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a corresponding Feeder Fund must be made in Federal funds (i.e., monies credited to the account of each Master LLC’s custodian bank by a Federal Reserve Bank).

Each Master LLC reserves the right to stop accepting investments from any of its corresponding Feeder Funds or to reject any investment order.

(c) Redemption of Limited Liability Company Interests in Each Master LLC.

A Feeder Fund may withdraw all or any portion of its investment in its corresponding Master LLC on any business day in which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Master LLC. When a request is received in proper form, each Master LLC will redeem its corresponding Feeder Fund’s interests at the next determined net asset value. Each Master LLC will make payment for all interests redeemed within seven days after receipt by that Master LLC of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in each Master LLC may not be transferred, except with the prior written consent of all Directors and all remaining interest holders.

(d) Dividends and Distributions. Not applicable.

(e) Frequent Purchase and Redemption of each Master LLC’s Interests

No Master LLC offers its limited liability company interests for sale to the general public, nor does any Master LLC offer an exchange privilege. In addition, because of the nature of the Feeder Funds and their shareholders, none of the Master LLCs should be adversely affected by short-term trading in shares of a Feeder Fund. For this reason, the Boards have not adopted any procedures to address short-term trading in a Master LLC. See “Your Account—How to Buy, Sell and Transfer Shares—Short-Term Trading” in Part A of each CMA Registration Statement and WCMA Registration Statement for more information.

(f) Tax Consequences.

Each Master LLC intends to operate as a partnership or if it has only one feeder fund, as a disregarded entity, for Federal income tax purposes. Accordingly, each Master LLC will not be subject to any Federal income tax. Based upon the status of each Master LLC as a partnership or disregarded entity, a Feeder Fund will take into account its share of its corresponding Master LLC’s income, capital gains, losses, deductions and credits in determining its income tax liability and its qualification as a regulated investment company under subchapter M of the Internal Revenue Code of 1986, as amended (“the Code”). The determination of a Feeder Fund’s share of its corresponding Master LLC’s income, capital gains, losses, deductions and credits will be made in accordance with the Code and regulations promulgated thereunder.

ITEM 7.    Distribution Arrangements.

(a) Sales Loads. Not applicable.

(b) 12b-1 Fees. Not applicable.

(c) Multiple Class and Master-Feeder Funds.

Each Master LLC is part of a separate master-feeder structure. Members of the general public may not purchase interests in a Master LLC. However, a Master LLC may sell interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by its corresponding Master LLC and will pay a proportionate share of its corresponding Master LLC’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

The “master-feeder” structure permits the pooling of assets of two or more feeder funds in each Master LLC in an effort to achieve potential economies of scale and efficiencies in portfolio management while preserving separate identities, management, pricing structures and/or distribution channels at the feeder fund level. A larger investment portfolio for a Master LLC may reduce certain transaction costs to the extent that contributions to and redemptions from each Master LLC’s portfolio by its various corresponding Feeder Funds may offset each other and produce a lower net cash flow.

A Feeder Fund’s investment in its corresponding Master LLC may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in its corresponding Master LLC or withdraws from its corresponding Master LLC, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from its corresponding Master LLC if that Master LLC voted to change its investment objective, policies or limitations in a manner not acceptable to the Trustees of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from its corresponding Master LLC may affect the investment performance of the Feeder Fund and its corresponding Master LLC.

Each Master LLC normally will not hold meetings of investors, except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in its corresponding Master LLC. When a Feeder Fund is requested to vote on matters pertaining to its corresponding Master LLC, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in its corresponding Master LLC proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master-feeder” structure, please see Part A of each of the CMA Registration Statements and WCMA Registration Statements under “Management of the Funds—Master/Feeder Structure.”

PART B.

July 28, 2008

MASTER MONEY LLC
MASTER GOVERNMENT SECURITIES LLC
MASTER TAX-EXEMPT LLC
MASTER TREASURY LLC

ITEM 9.    Cover Page and Table of Contents.

This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Master Money LLC (the “Money LLC”), Master Government Securities LLC (the “Government LLC”), Master Tax-Exempt LLC (the “Tax-Exempt LLC”) and Master Treasury LLC (the “Treasury LLC”) (each, a “Master LLC” and collectively, the “Master LLCs”), dated July 28, 2008, as it may be revised from time to time (the “Master LLC Part A”). To obtain a copy of this Registration Statement, please call the Master LLC at 1-800-441-7762, or write to the Master LLC at 100 Bellevue Parkway, Wilmington, Delaware 19809. The Master LLC Part A is incorporated herein by reference and this Part B is incorporated by reference in the Master LLC Part A.

As permitted by General Instruction D to Form N-1A, responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from (1) (a) Post-Effective Amendment No. 42 of the Registration Statement on Form N-1A (Securities Act File No. 2-59311 and Investment Company Act File No. 811-02752) of CMA Money Fund; (b) Post-Effective Amendment No. 32 of the Registration Statement on Form N-1A (Securities Act File No. 2-72724 and Investment Company Act File No. 811-03205) of CMA Government Securities Fund; (c) Post-Effective Amendment No. 24 of the Registration Statement on Form N-1A (Securities Act File No. 33-37439 and Investment Company Act File No. 811-06196) of CMA Treasury Fund, each as filed with the Securities and Exchange Commission (the “Commission”) on July 25, 2008; and (d) Post-Effective Amendment No. 36 of the Registration Statement on Form N-1A (Securities Act File No. 2-69877 and Investment Company Act File No. 811-3111) of the CMA Tax-Exempt Fund, as filed with the Commission on July 25, 2008, and as amended from time to time (collectively, the “CMA Registration Statements”); and (2) (a) Post-Effective Amendment No. 6 of the Registration Statement on Form N-1A (Securities Act File No. 333-99387 and Investment Company Act File No. 811-21196) of WCMA Money Fund; (b) Post-Effective Amendment No. 6 of the Registration Statement on Form N-1A (Securities Act File No. 333-99395 and Investment Company Act File No. 811-21197) of WCMA Government Securities Fund; (c) Post-Effective Amendment No. 6 of the Registration Statement on Form N-1A (Securities Act File No. 333-99391 and Investment Company Act File No. 811-21198) of WCMA Tax-Exempt Fund; and (d) Post-Effective Amendment No. 6 of the Registration Statement on Form N-1A (Securities Act File No. 333-99389 and Investment Company Act File No. 811-21199) of WCMA Treasury Fund, each as filed with the Commission on July 25, 2008, and as may be amended from time to time (collectively, the “WCMA Registration Statements”).

This Registration Statement refers to CMA Money Fund, CMA Government Securities Fund, CMA Tax-Exempt Fund and CMA Treasury Fund collectively as the “CMA Funds.” The WCMA Money Fund, WCMA Government Securities Fund, WCMA Tax-Exempt Fund and WCMA Treasury Fund are collectively referred to herein as the “WCMA Funds.” Part A of each of the CMA Registration Statements includes the prospectus of the CMA Funds. Part B of each of the CMA Registration Statements includes the statement of additional information of the CMA Funds. Part A of each of the WCMA Registration Statements includes the prospectus of the WCMA Funds. Part B of each of the WCMA Registration Statements includes the statement of additional information of the WCMA Funds. Each corresponding CMA Fund (as defined below) and each corresponding WCMA Fund (as defined below) and any other feeder fund that may invest in a corresponding Master LLC (as defined below) are referred to herein as “Feeder Funds.”

Each Master LLC is part of a separate “master-feeder” structure. Each Feeder Fund invests all of its respective assets in limited liability company interests of its corresponding Master LLC. All portfolio investments will be at the level of each corresponding Master LLC. The CMA Funds and the WCMA Funds are the only Feeder Funds that currently invest in each corresponding Master LLC, as noted in the chart below:

Corresponding CMA Fund	Corresponding WCMA Fund	Corresponding Master LLC
CMA Money Fund	WCMA Money Fund	Master Money LLC

CMA Government Securities Fund	WCMA Government Securities Fund	Master Government Securities LLC

CMA Tax-Exempt Fund	WCMA Tax-Exempt Fund	Master Tax-Exempt LLC

CMA Treasury Fund	WCMA Treasury Fund	Master Treasury LLC

ITEM 10.    Master LLCs’ History.

Each Master LLC was organized in Delaware as a statutory trust on August 29, 2002 and commenced operations on February 13, 2003. Effective June 15, 2007, each Master LLC was reorganized as a Delaware limited liability company.

ITEM 11.    Description of each Master LLC and its Investments and Risks.

The following information supplements and should be read in conjunction with Item 4 of each Master LLC Part A.

Information relating to the types of securities purchased by each Master LLC, the investment techniques used by each Master LLC, and certain risks relating thereto, as well as other information relating to each Master LLC’s investment strategies, is incorporated herein by reference to Part A of each of the CMA Registration Statements and each of the WCMA Registration Statements and the section entitled “Investment Objectives and Policies” in Part I of Part B of each of the CMA Registration Statements and each of the WCMA Registration Statements and the section entitled “Investment Risks and Considerations” in Part II of Part B of the Statement of Additional Information of each of the CMA Registration Statements and each of the WCMA Registration Statements.

Each Master LLC has adopted a number of fundamental and non-fundamental investment restrictions and policies relating to the investment of its assets and its activities. Fundamental investment restrictions may not be changed without the approval of the holders of a majority of each Master LLC’s outstanding voting securities as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), (which for this purpose means the lesser of (i) 67% of the interests represented at a meeting at which more than 50% of the outstanding interests are represented or (ii) more than 50% of the outstanding interests). Non-fundamental investment restrictions may be changed by each Master LLC’s Board of Directors without interestholder approval.

Money LLC

Under its fundamental investment restrictions, the Money LLC may not:

 (1) Issue senior securities to the extent such issuance would violate applicable law.

 (2) Borrow money, except that (i) the Money LLC may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) the Money LLC may borrow up to an additional 5% of its total assets for temporary purposes, (iii) the Money LLC may obtain such short term credit as may be necessary for the clearance of purchases and sales of portfolio securities, and (iv) the Money LLC may purchase securities on margin to the extent permitted by applicable law. These restrictions on borrowing shall not apply to reverse repurchase agreements as described in the Money LLC’s Part A and Part B. The Money LLC may not pledge its assets other than to secure such borrowings or to the extent permitted by the Money LLC’s investment policies as set forth in its Part A and Part B, as they may be amended from time to time, in connection with hedging transactions, short sales, when-issued, reverse repurchase and forward commitment transactions and similar investment strategies.

 (3) Underwrite securities of other issuers, except insofar as the Money LLC may be deemed an underwriter under the Securities Act of 1933 (the “Securities Act”) in selling portfolio securities.

 (4) Invest more than 25% of its total assets, taken at market value, in the securities of issuers in any particular industry (excluding securities issued by the U.S. Government and its agencies and instrumentalities and certain instruments issued by domestic banks). (The Money LLC interprets the exclusion for “instruments issued by domestic banks” in this fundamental investment restriction to include certificates of deposit, bankers’ acceptances and other similar obligations of U.S. branches or subsidiaries of foreign banks if the branch or subsidiary is subject to the same regulation as U.S. banks.)

 (5) Purchase or sell real estate, except that, to the extent permitted by applicable law, the Money LLC may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.

 (6) Purchase or sell commodities or contracts on commodities, except to the extent that the Money LLC may do so in accordance with applicable law and its Part A and Part B, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

 (7) Make loans to other persons, except that the acquisition of bonds, debentures or other debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers’ acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that the Money LLC may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and guidelines set forth in the Money LLC’s Part A and Part B, as they may be amended from time to time.

 (8) Make any investment inconsistent with the Money LLC’s classification as a diversified company under the Investment Company Act.

Under the Money LLC’s non-fundamental investment restrictions, the Money LLC may not:

 a. Purchase any securities on margin, except for the use of short term credit as may be necessary for the clearance of purchases and sales of portfolio securities.

 b. Make short sales of securities or maintain a short position.

 c. Write, purchase or sell puts, calls or combinations thereof.

d. Subject to fundamental investment restriction (7) above, the Money LLC may from time to time lend securities from its portfolio to brokers, dealers and financial institutions and receive collateral in cash or securities issued or guaranteed by the U.S. Government which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. Such cash collateral will be invested in short term securities, the income from which will increase the return to the Money LLC. Such loans will be terminable at any time. The Money LLC will have the right to regain record ownership of loaned securities to exercise beneficial rights. The Money LLC may pay reasonable fees in connection with the arranging of such loan.

e. Subject to fundamental investment restriction (8) above, the Money LLC may not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12(d)(1)(F) or (G) (the “fund of funds” provisions) of the Investment Company Act, at any time its interests are owned by another investment company that is part of the same group of investment companies as the Money LLC.

f. Change its policy of purchasing any securities other than types of money market securities and investments described under “Investment Objectives and Policies,” unless the Money LLC provides its shareholders with 60 days’ prior written notice of such change.

g. Purchase the securities of any one issuer, other than the U.S. Government, its agencies or instrumentalities, if immediately after the purchase, more than 5% of the value of its total assets (taken at market value) would be invested in such issuer, except that, in the case of bank money market instruments or repurchase agreements with any one bank, up to 25% of the value of the Money LLC’s total assets may be invested without regard to such 5% limitation but shall instead be subject to a 10% limitation.

h. Purchase more than 10% of the outstanding securities, or more than 10% of the outstanding voting securities, of an issuer.

i. Enter into repurchase agreements if, as a result, more than 10% of the Money LLC’s net assets (taken at market value at the time of each investment, together with any other investments deemed illiquid) would be subject to repurchase agreements maturing in more than seven days.

j. Make investments for the purpose of exercising control or management.

k. Purchase securities of other investment companies, except in connection with a merger, consolidation, acquisition or reorganization.

l. Borrow amounts in excess of 20% of its total assets, taken at market value (including the amount borrowed), and then only from banks as a temporary measure for extraordinary or emergency purposes (the borrowing provisions shall not apply to reverse repurchase agreements) (usually only “leveraged” investment companies may borrow in excess of 5% of their assets; however, the Money LLC will not borrow to increase income but only to meet redemption requests which might otherwise require untimely dispositions of portfolio securities). The Money LLC will not purchase securities while borrowings are outstanding. Interest paid on such borrowings will reduce net income.

m. Mortgage, pledge, hypothecate or in any manner transfer as security for indebtedness any securities owned or held by the Money LLC except as may be necessary in connection with borrowings referred to in its non-fundamental investment restriction (l) above, and then such mortgaging, pledging or hypothecating may not exceed 10% of the Money LLC’s net assets taken at the market value.

n. Invest in securities with legal or contractual restrictions that limit or prohibit resale (except for repurchase agreements) or for which no readily available market exists if, regarding all such securities, more than 10% of its net assets (taken at market value) would be invested in such securities.

o. Invest in securities of issuers (other than issuers of U.S. Government agency securities) having a record, together with predecessors, of less than three years of continuous operation if, regarding all such securities, more than 5% of its total assets (taken at market value) would be invested in such securities.

p. Enter into reverse repurchase agreements if, as a result thereof, the Money LLC’s obligations with respect to reverse repurchase agreements would exceed one-third of its net assets (defined to be total assets, taken at market value, less liabilities other than reverse repurchase agreements).

q. Purchase or retain the securities of any issuer, if those individual officers and Directors of the Money LLC, the Manager or any subsidiary thereof each owning beneficially more than 1% of the securities of such issuer own in the aggregate more than 5% of the securities of the issuer.

Except with respect to the Money LLC’s fundamental borrowing restriction, if a percentage restriction on the investment or use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentages resulting from changing values will not be considered a violation.

Government LLC

Under the Government LLC’s fundamental investment restrictions, the Government LLC may not:

(1) Issue senior securities to the extent such issuance would violate applicable law.

(2) Borrow money, except that (i) the Government LLC may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) the Government LLC may borrow up to an additional 5% of its total assets for temporary purposes, (iii) the Government LLC may obtain such short term credit as may be necessary for the clearance of purchases and sales of portfolio securities, and (iv) the Government LLC may purchase securities on margin to the extent permitted by applicable law. These restrictions on borrowing shall not apply to reverse repurchase agreements as described in the Government LLC’s Part A and Part B. The Government LLC may not pledge its assets other than to secure such borrowings or to the extent permitted by the Government LLC’s investment policies as set forth in its Part A and Part B, as they may be amended from time to time, in connection with hedging transactions, short sales, when-issued, reverse repurchase and forward commitment transactions and similar investment strategies.

(3) Underwrite securities of other issuers except insofar as the Government LLC may be deemed an underwriter under the Securities Act in selling portfolio securities.

(4) Invest more than 25% of its total assets, taken at market value, in the securities of issuers in any particular industry (excluding securities issued by the U.S. Government and its agencies and instrumentalities).

(5) Purchase or sell real estate, except that, to the extent permitted by applicable law, the Government LLC may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.

(6) Purchase or sell commodities or contracts on commodities, except to the extent that the Government LLC may do so in accordance with applicable law and its Part A and Part B, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

(7) Make loans to other persons, except that the acquisition of bonds, debentures or other debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers’ acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that Government LLC may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and guidelines set forth in the Government LLC’s Part A and Part B, as they may be amended from time to time.

 (8) Make any investment inconsistent with the Government LLC’s classification as a diversified company under the Investment Company Act.

Under the Government LLC’s non-fundamental investment restrictions, the Government LLC may not:

a. Purchase any securities on margin, except for the use of short term credit as may be necessary for the clearance of purchases and sales of portfolio securities.

b. Make short sales of securities or maintain a short position.

c. Write, purchase or sell puts, calls or combinations thereof.

d. Subject to fundamental investment restriction (8) above, the Government LLC may not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12(d)(1)(F) or (G) (the “fund of funds” provisions) of the Investment Company Act, at any time its interests are owned by another investment company that is part of the same group of investment companies as the Government LLC.

e. Change its policy of purchasing any securities other than short term marketable securities which are direct obligations of the U.S. Government and repurchase agreements pertaining to such securities, unless the Government LLC provides its shareholders with 60 days’ prior written notice of such change.

f. Enter into repurchase agreements with any one bank or primary dealer or an affiliate thereof, if immediately thereafter, more than 5% of the value of its total assets (taken at market value) would be invested in repurchase agreements with such bank or primary dealer or an affiliate thereof.

g. Enter into repurchase agreements if, as a result thereof, more than 10% of the Government LLC’s net assets (taken at market value at the time of each investment) would be subject to repurchase agreements maturing in more than seven days.

h. Borrow amounts in excess of 20% of its total assets, taken at market value (including the amount borrowed), and then only from banks as a temporary measure for extraordinary or emergency purposes (usually only “leveraged” investment companies may borrow in excess of 5% of their assets; however, the Government LLC will not borrow to increase income but only to meet redemption requests which might otherwise require untimely dispositions of portfolio securities). The Government LLC will not purchase securities while borrowings are outstanding. Interest paid on such borrowings will reduce net income.

i. Mortgage, pledge, hypothecate or in any manner transfer as security for indebtedness any securities owned or held by the Government LLC except as may be necessary in connection with borrowings mentioned in (h) above, and then such mortgaging, pledging or hypothecating may not exceed 10% of the Government LLC’s net assets, taken at market value.

Except with respect to the Government LLC’s fundamental borrowing restriction, if a percentage restriction on the investment or use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentages resulting from changing values will not be considered a violation.

Tax-Exempt LLC

Under the Tax-Exempt LLC’s fundamental investment restrictions, the Tax-Exempt LLC may not:

 (1) Issue senior securities to the extent such issuance would violate applicable law.

 (2) Borrow money, except that (i) the Tax-Exempt LLC may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) the Tax-Exempt LLC may borrow up to an additional 5% of its total assets for temporary purposes, (iii) the Tax-Exempt LLC may obtain such short term credit as may be necessary for the clearance of purchases and sales of portfolio securities, and (iv) the Tax-Exempt LLC may purchase securities on margin to the extent permitted by applicable law. These restrictions on borrowing shall not apply to reverse repurchase agreements as described in the Tax-Exempt LLC’s Part A and Part B. The Tax-Exempt LLC may not pledge its assets other than to secure such borrowings or to the extent permitted by the Tax-Exempt LLC’s investment policies as set forth in its Part A and Part B, as they may be amended from time to time, in connection with hedging transactions, short sales, when-issued, reverse repurchase and forward commitment transactions and similar investment strategies.

 (3) Underwrite securities of other issuers except insofar as the Tax-Exempt LLC may be deemed an underwriter under the Securities Act in selling portfolio securities.

 (4) Invest more than 25% of its total assets, taken at market value, in the securities of issuers in any particular industry (excluding securities issued by the U.S. Government and its agencies and instrumentalities).

 (5) Purchase or sell real estate, except that, to the extent permitted by applicable law, the Tax-Exempt LLC may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.

 (6) Purchase or sell commodities or contracts on commodities, except to the extent that the Tax-Exempt LLC may do so in accordance with applicable law and the Tax-Exempt LLC’s Part A and Part B, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

 (7) Make loans to other persons, except that the acquisition of bonds, debentures or other debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers’ acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that the Tax-Exempt LLC may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and guidelines set forth in the Tax-Exempt LLC’s Part A and Part B, as they may be amended from time to time.

 (8) Make any investment inconsistent with Tax-Exempt LLC’s classification as a diversified company under the Investment Company Act.

As an additional fundamental policy, the Tax-Exempt LLC will, under normal circumstances, invest at least 80% of its assets in securities the income from which is exempt from Federal income tax and any Federal alternative minimum tax or will invest in securities so that at least 80% of the income that it distributes will be exempt from Federal income tax and any Federal alternative minimum tax. For this purpose, assets include any borrowings for investment purposes.

Under the Tax-Exempt LLC’s non-fundamental investment restrictions, the Tax-Exempt LLC may not:

 a. Purchase any securities on margin, except for the use of short term credit as may be necessary for the clearance of purchases and sales of portfolio securities.

 b. Make short sales of securities or maintain a short position.

 c. Write, purchase or sell puts, calls or combinations thereof.

 d. Subject to fundamental investment restriction (8) above, the Tax-Exempt LLC may not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12(d)(1)(F) or (G) (the “fund of funds” provisions) of the Investment Company Act, at any time its interests are owned by another investment company that is part of the same group of investment companies as the Tax-Exempt LLC.

 e. Purchase any securities other than tax-exempt securities referred to herein and in any appendix to a Feeder Fund’s registration statement under the heading “Information Concerning Tax-Exempt Securities.”

 f. Invest more than 5% of its total assets (taken at market value at the time of each investment) in the securities of any one issuer except that such restriction shall not apply to securities backed (i.e., guaranteed) by the United States Government or its agencies or instrumentalities (for purposes of this restriction, the Tax-Exempt LLC will regard each state and each political subdivision, agency or instrumentality of such state and each multi-state agency of which such state is a member and each public authority which issues securities on behalf of a private entity as a separate issuer, except that if the security is backed only by the assets and revenues of a non-government entity then the entity with the ultimate responsibility for the payment of interest and principal may be regarded as the sole issuer).

 g. Invest more than 5% of its total assets (taken at market value at the time of each investment) in industrial revenue bonds where the entity supplying the revenues from which the issue is to be paid, including predecessors, has a record of less than three years of continuous operation.

 h. Make investments for the purpose of exercising control or management.

 i. Purchase securities of other investment companies, except in connection with a merger, consolidation, acquisition or reorganization.

 j. Borrow amounts in excess of 20% of its total assets taken at market value (including the amount borrowed), and then only from banks as a temporary measure for extraordinary or emergency purposes. (Usually only “leveraged” investment companies may borrow in excess of 5% of their assets; however, the Tax-Exempt LLC will not borrow to increase income but only to meet redemption requests which might otherwise require untimely dispositions of portfolio securities. The Tax-Exempt LLC will not purchase securities while borrowings are outstanding. Interest paid on such borrowings will reduce net income.)

 k. Mortgage, pledge, hypothecate or in any manner transfer as security for indebtedness any securities owned or held by the Tax-Exempt LLC except as may be necessary in connection with borrowings mentioned in (j) above, and then such mortgaging, pledging or hypothecating may not exceed 10% of its total assets, taken at value.

 l. Invest in securities with legal or contractual restrictions on resale or for which no readily available market exists if, regarding all such securities, more than 10% of its net assets (taken at value), would be invested in such securities.

Except with respect to the Tax-Exempt LLC’s fundamental borrowing restriction, if a percentage restriction on the investment or use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentages resulting from changing values will not be considered a violation.

Treasury LLC

Under the Treasury LLC’s fundamental investment restrictions, the Treasury LLC may not:

 (1) Issue senior securities to the extent such issuance would violate applicable law.

 (2) Borrow money, except that (i) the Treasury LLC may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) the Treasury LLC may borrow up to an additional 5% of its total assets for temporary purposes, (iii) the Treasury LLC may obtain such short term credit as may be necessary for the clearance of purchases and sales of portfolio securities, and (iv) the Treasury LLC may purchase securities on margin to the extent permitted by applicable law. These restrictions on borrowing shall not apply to reverse repurchase agreements as described in the Treasury LLC’s Part A and Part B. The Treasury LLC may not pledge its assets other than to secure such borrowings or to the extent permitted by the Treasury LLC’s investment policies as set forth in its Part A and Part B, as they may be amended from time to time, in connection with hedging transactions, short sales, when-issued, reverse repurchase and forward commitment transactions and similar investment strategies.

 (3) Underwrite securities of other issuers except insofar as the Treasury LLC may be deemed an underwriter under the Securities Act in selling portfolio securities.

 (4) Invest more than 25% of its total assets, taken at market value, in the securities of issuers in any particular industry (excluding securities issued by the U.S. Government and its agencies and instrumentalities).

 (5) Purchase or sell real estate, except that, to the extent permitted by applicable law, the Treasury LLC may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.

 (6) Purchase or sell commodities or contracts on commodities, except to the extent that the Treasury LLC may do so in accordance with applicable law and the Treasury LLC’s Part A and Part B, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

 (7) Make loans to other persons, except that the acquisition of bonds, debentures or other debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers’ acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that Treasury LLC may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and guidelines set forth in the Treasury LLC’s Part A and Part B, as they may be amended from time to time.

 (8) Make any investment inconsistent with the Treasury LLC’s classification as a diversified company under the Investment Company Act.

Under the Treasury LLC’s non-fundamental investment restrictions, the Treasury LLC may not:

 a. Purchase any securities on margin, except for the use of short term credit as may be necessary for the clearance of purchases and sales of portfolio securities.

 b. Make short sales of securities or maintain a short position.

 c. Write, purchase or sell puts, calls or combinations thereof.

 d. Subject to fundamental investment restriction (8) above, the Treasury LLC may not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12(d)(1)(F) or (G) (the “fund of funds” provisions) of the Investment Company Act, at any time its interests are owned by another investment company that is part of the same group of investment companies as the Treasury LLC.

 e. Change its policy of purchasing any securities other than direct obligations of the U.S. Treasury with remaining maturities of not more than 397 days (13 months), unless the Treasury LLC provides its shareholders with 60 days’ prior written notice of such change.

 f. Borrow amounts in excess of 20% of its total assets, taken at market value (including the amount borrowed), and then only from banks as a temporary measure for extraordinary or emergency purposes (usually only “leveraged” investment companies may borrow in excess of 5% of their assets; however, the Treasury LLC will not borrow to increase income but only to meet redemption requests which might otherwise require untimely dispositions of portfolio securities). The Treasury LLC will not purchase securities while borrowings are outstanding. Interest paid on such borrowings will reduce net income.

 g. Mortgage, pledge, hypothecate or in any manner transfer as security for indebtedness any securities owned or held by the Treasury LLC except as may be necessary in connection with borrowings mentioned in (f) above, and then such mortgaging, pledging or hypothecating may not exceed 10% of the Treasury LLC’s net assets, taken at market value.

Except with respect to the Treasury LLC’s fundamental borrowing restriction, if a percentage restriction on the investment or use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentages resulting from changing values will not be considered a violation.

Information on each Master LLC’s policies and procedures with respect to the selective disclosure of each Master LLC’s portfolio holdings is incorporated herein by reference to the section entitled “Management and Other Service Arrangements—Selective Disclosure of Portfolio Holdings” in Part II of Part B of each CMA Registration Statement and WCMA Registration Statement.

ITEM 12.    Management of each Master LLC.

(a) Management Information

The Board of Directors of each Master LLC consists of thirteen individuals, eleven of whom are not “interested persons” of that Master LLC, as defined in the Investment Company Act (the “non-interested Directors”). The Directors of each Master LLC are also the Trustees of each corresponding Feeder Fund. The Directors of each Master LLC are responsible for the oversight of the operations of that Master LLC and perform the various duties imposed on the directors of investment companies by the Investment Company Act. The non-interested Directors have retained independent legal counsel to assist them in connection with their duties.

Biographical Information. Certain biographical and other information relating to the non-interested Directors of each Master LLC is set forth below, including their address, year of birth, principal occupations for at least the last five years, the term of office and length of time served, the total number of portfolios overseen in the complex of funds advised by BlackRock Advisors, LLC (“BlackRock” or the “Manager”) or its affiliates (“BlackRock-advised funds”) and any public directorships:

Name, Address and Year of Birth	Position Held with each Master LLC	Length of Time Served as a Director(b)	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Funds and Portfolios Overseen	Public Directorships
Non-Interested Directors(a)
David O. Beim(c) 40 East 52nd Street New York, NY 10022 1940	Director	2007 to present	Professor of Finance and Economics at the Columbia University Graduate School of Business since 1991; Trustee, Phillips Exeter Academy since 2002.	35 Funds 81 Portfolios	None

Ronald W. Forbes(d) 40 East 52nd Street New York, NY 10022 1940	Director	2002 to present	Professor Emeritus of Finance, School of Business, State University of New York at Albany since 2000.	35 Funds 81 Portfolios	None

Dr. Matina Horner(e) 40 East 52nd Street New York, NY 10022 1939	Director	2007 to present	Formerly Executive Vice President of Teachers Insurance and Annuity Association and College Retirement Equities Fund from 1989 to 2003.	35 Funds 81 Portfolios	NSTAR (electric and gas utility)

Rodney D. Johnson(d) 40 East 52nd Street New York, NY 10022 1941	Director	2007 to present

President, Fairmount Capital Advisors, Inc. since 1987; Director, Fox Chase Cancer Center since 2002; Member of the Archdiocesan Investment Committee of the Archdiocese of Philadelphia since 2003; Director, the Committee of Seventy (civic) since 2006.

				35 Funds 81 Portfolios	None

Herbert I. London 40 East 52nd Street New York, NY 10022 1939	Director	2007 to present

Professor Emeritus, New York University since 2005; John M. Olin Professor of Humanities, New York University from 1993 to 2005 and Professor thereof from 1980 to 2005; President, Hudson Institute (policy research organization) since 1997 and Trustee thereof since 1980; Chairman of the Board of Trustees for Grantham University since 2006; Director, InnoCentive, Inc. (strategic solutions company) since 2005; Director of Cerego, LLC (software development and design) since 2005.

				35 Funds 81 Portfolios	AIMS Worldwide, Inc. (marketing)

Cynthia A. Montgomery 40 East 52nd Street New York, NY 10022 1952	Director	2002 to present	Professor, Harvard Business School since 1989; Director, Harvard Business School Publishing since 2005; Director, McLean Hospital since 2005.	35 Funds 81 Portfolios	Newell Rubbermaid, Inc. (manufacturing)

Joseph P. Platt, Jr.(f) 40 East 52nd Street New York, NY 10022 1947	Director	2007 to present

Director, The West Penn Allegheny Health System (a not-for-profit health system) since 2008; Partner, Amarna Corporation, LLC (private investment company) since 2002; Director, WQED Multimedia (PBS and Multimedia, a not-for-profit company) since 2002; Director, Jones and Brown (Canadian insurance broker) since 1998; General Partner, Thorn Partner, LP (private investment) since 1998.

				35 Funds 81 Portfolios	Greenlight Capital Re, Ltd (reinsurance company)

Robert C. Robb, Jr. 40 East 52nd Street New York, NY 10022 1945	Director	2007 to present	Partner, Lewis, Eckert, Robb and Company (management and financial consulting firm) since 1981.	35 Funds 81 Portfolios	None

Toby Rosenblatt(g) 40 East 52nd Street New York, NY 10022 1938	Director	2007 to present

President, Founders Investments Ltd. (private investments) since 1999; Director of Forward Management, LLC since 2007; Director, The James Irvine Foundation (philanthropic foundation) since 1997; Formerly Trustee, State Street Research Mutual Funds from 1990 to 2005; Formerly, Trustee, Metropolitan Series Funds, Inc. from 2001 to 2005.

				35 Funds 81 Portfolios	A.P. Pharma, Inc. (specialty pharmaceuticals)

Kenneth L. Urish(h) 40 East 52nd Street New York, NY 10022 1951	Director	2007 to present

Managing Partner, Urish Popeck & Co., LLC (certified public accountants and consultants) since 1976; Member of External Advisory Board, The Pennsylvania State University Accounting Department since 2001; Trustee, The Holy Family Foundation since 2001; Committee Member/Professional Ethics Committee of the Pennsylvania Institute of Certified Public Accountants since 2007; President and Trustee, Pittsburgh Catholic Publishing Associates since 2003; Formerly Director, Inter-Tel from 2006 to 2007.

				35 Funds 81 Portfolios	None

Frederick W. Winter 40 East 52nd Street New York, NY 10022 1945	Director	2007 to present

Professor and Dean Emeritus of the Joseph M. Katz School of Business, University of Pittsburgh since 2005 and Dean thereof from 1997 to 2005; Director, Alkon Corporation (pneumatics) since 1992; Director, Indotronix International (IT services) since 2004; Director, Tippman Sports (recreation) since 2005.

				35 Funds 81 Portfolios	None

Name, Address and Year of Birth	Position Held with each Master LLC	Length of Time Served as a Director(b)	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Funds and Portfolios Overseen	Public Directorships
Interested Directors(a)(i)
Richard S. Davis 40 East 52nd Street New York, NY 10022 1945	Director	2007 to present

Managing Director, BlackRock, Inc. since 2005; Formerly Chief Executive Officer, State Street Research & Management Company from 2000 to 2005; Formerly Chairman of the Board of Trustees, State Street Research Mutual Funds from 2000 to 2005; Formerly Chairman, SSR Realty from 2000 to 2004

				185 Funds 295 Portfolios	None

Henry Gabbay 40 East 52nd Street New York, NY 10022 1947	Director	2007 to present

Consultant, BlackRock, Inc. since 2007; Formerly Managing Director, BlackRock, Inc. from 1989 to 2007; Formerly Chief Administrative Officer, BlackRock Advisors, LLC from 1998 to 2007; Formerly President of BlackRock Funds and BlackRock Bond Allocation Target Shares from 2005 to 2007 and Treasurer of certain closed-end funds in the BlackRock fund complex from 1989 to 2006.

				184 Funds 294 Portfolios	None

(a)	Directors serve until their resignation, removal or death, or until December 31 of the year in which they turn 72.
(b)

Following the combination of Merrill Lynch Investment Managers, L.P. (“MLIM”) and BlackRock, Inc. in September 2006, the various legacy MLIM and legacy BlackRock fund boards were realigned and consolidated into three new fund boards in 2007. As a result, although the chart shows certain Directors as joining each Master LLC’s Board in 2007, each Director first became a member of the boards of other legacy MLIM or legacy BlackRock funds as follows: David O. Beim, 1998; Ronald W. Forbes, 1977; Dr. Matina Horner, 1977; Rodney D. Johnson, 1995; Herbert I. London, 1987; Cynthia A. Montgomery, 1995; Joseph P. Platt, Jr., 1999; Robert C. Robb, Jr., 1999; Toby Rosenblatt, 2005; Kenneth L. Urish, 1999 and Frederick W. Winter, 1999.

(c)	Chair of the Performance Oversight Committee.
(d)	Co-Chair of the Board of Directors.
(e)	Chair of the Governance and Nominating Committee.
(f)	Chair of the Compliance Committee.
(g)	Vice Chair of the Performance Oversight Committee.
(h)	Chair of the Audit Committee.
(i)	Messrs. Davis and Gabbay are both “interested persons,” as defined in the Investment Company Act, of the Fund based on their positions with BlackRock, Inc. and its affiliates.

Certain biographical and other information relating to the officers of each Master LLC is set forth below, including their year of birth, their principal occupations for at least the last five years, the length of time served, the total number of BlackRock-advised funds overseen and any public directorships:

Name, Address and Year of Birth	Position(s) Held with each Master LLC	Length of Time Served	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Funds and Portfolios Overseen	Public Directorships
Master LLC Officers(a)
Donald C. Burke 40 East 52nd Street New York, NY 10022 1960	President and Chief Executive Officer	2007 to present	Managing Director of BlackRock, Inc. since 2006; Formerly Managing Director of Merrill Lynch Investment Managers, L.P. (“MLIM”) and Fund Asset Management, L.P. (“FAM”) in 2006; First Vice President thereof from 1997 to 2005; Treasurer thereof from 1999 to 2006 and Vice President thereof from 1990 to 1997.	195 Funds 305 portfolios	None

Anne F. Ackerley 40 East 52nd Street New York, NY 10022 1962	Vice President	2007 to present	Managing Director of BlackRock, Inc. since 2000; Chief Operating Officer of BlackRock’s U.S. Retail Group since 2006; Head of BlackRock’s Mutual Fund Group from 2000 to 2006; Merrill Lynch & Co., Inc. from 1984 to 1986 and from 1988 to 2000, most recently as First Vice President and Operating Officer of the Mergers and Acquisitions Group.	185 Funds 295 portfolios	None

Neal J. Andrews 40 East 52nd Street New York, NY 10022 1966	Chief Financial Officer	2007 to present	Managing Director of BlackRock, Inc. since 2006; Formerly Senior Vice President and Line of Business Head of Fund Accounting and Administration at PFPC Inc. from 1992 to 2006.	185 Funds 295 portfolios	None

Jay M. Fife 40 East 52nd Street New York, NY 10022 1970	Treasurer	2007 to present	Managing Director of BlackRock, Inc. since 2007 and Director in 2006; Formerly Assistant Treasurer of the MLIM/FAM advised funds from 2005 to 2006; Director of MLIM Fund Services Group from 2001 to 2006.	185 Funds 295 portfolios	None

Brian P. Kindelan 40 East 52nd Street New York, NY 10022 1959	Chief Compliance Officer	2007 to present	Chief Compliance Officer of the BlackRock-advised funds since 2007; Anti-Money Laundering Compliance Officer of the BlackRock-advised Funds since 2007; Managing Director and Senior Counsel thereof since 2005; Director and Senior Counsel of BlackRock Advisors, Inc. from 2001 to 2004 and Vice President and Senior Counsel thereof from 1998 to 2000; Senior Counsel of The PNC Bank Corp. from 1995 to 1998.	185 Funds 295 portfolios	None

Howard Surloff 40 East 52nd Street New York, NY 10022 1965	Secretary	2007 to present	Managing Director of BlackRock, Inc. and General Counsel of U.S. Funds at BlackRock, Inc. since 2006; Formerly General Counsel (U.S.) of Goldman Sachs Asset Management, L.P. from 1993 to 2006.	185 Funds 295 portfolios	None

(a)	Officers serve at the pleasure of Board of Directors of each Master LLC.

(b) Boards of Directors of the Master LLCs

Each Board has four standing committees: an Audit Committee, a Governance and Nominating Committee, a Compliance Committee and a Performance Oversight Committee.

The members of each Audit Committee (the “Audit Committee”) are Kenneth L. Urish (chair), Herbert I. London and Frederick W. Winter, all of whom are non-interested Directors. The principal responsibilities of the Audit Committee are to approve the selection, retention, termination and compensation of each Master LLC’s independent registered public accounting firm (the “independent auditors”) and to oversee the independent auditors’ work. The Audit Committee’s responsibilities include, without limitation, to (1) evaluate the qualifications and independence of the independent auditors; (2) approve all audit engagement terms and fees for each Master LLC; (3) review the conduct and results of each independent audit of each Master LLC’s financial statements; (4) review with the independent auditor any audit problems or difficulties encountered during or related to the conduct of the audit; (5) review the internal controls of each Master LLC and its service providers with respect to accounting and financial matters; (6) oversee the performance of each Master LLC’s internal audit function provided by its investment adviser, administrator, pricing agent or other service provider; (7) oversee policies, procedures and controls regarding valuation of each Master LLC’s investments; and (8) resolve any disagreements between Master LLC management and the independent auditors regarding financial reporting. Each Board has adopted a written charter for the Audit Committee.

The members of each Governance and Nominating Committee (the “Governance Committee”) are Matina Horner (chair), Cynthia A. Montgomery, Robert C. Robb and Frederick W. Winter, all of whom are non-interested Directors. The principal responsibilities of the Governance Committee are to (1) identify individuals qualified to serve as non-interested Directors of the Master LLCs and recommend non-interested Director nominees for election by interestholders or appointment by the Board; (2) advise the Board with respect to Board composition, procedures and committees (other than the Audit Committee); (3) oversee periodic self-assessments of the Board and committees of the Board (other than the Audit Committee); (4) review and make recommendations regarding non-interested Director compensation; and (5) monitor corporate governance matters and develop appropriate recommendations to the Board. The Governance Committee may consider nominations for the office of Director made by each Master LLC’s interestholders as it deems appropriate. Each Master LLC’s shareholders who wish to recommend a nominee should send nominations to the Secretary of the Master LLC that include biographical information and set forth the qualifications of the proposed nominee. Each Board has adopted a written charter for the Governance Committee.

The members of each Compliance Committee are Joseph Platt (chair), Cynthia A. Montgomery and Robert C. Robb, all of whom are non-interested Directors. The Compliance Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee regulatory and fiduciary compliance matters involving the Master LLCs, the fund-related activities of BlackRock and each Master LLC’s third party service providers. The Compliance Committee’s responsibilities include, without limitation, to (1) oversee the compliance policies and procedures of each Master LLC and its service providers; (2) review information on and, where appropriate, recommend policies concerning each Master LLC’s compliance with applicable law; and (3) review reports from and make certain recommendations regarding the Master LLC’s Chief Compliance Officer. Each Board has adopted a written charter for the Compliance Committee.

The members of each Performance Oversight Committee (the “Performance Committee”) are David O. Beim (chair), Toby Rosenblatt (vice chair), Ronald W. Forbes, Rodney D. Johnson and Herbert I. London, all of whom are non-interested Directors, and Richard S. Davis, who is an interested Director. The Performance Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee each Master LLC’s investment performance relative to its agreed-upon performance objectives. The Performance Committee’s responsibilities include, without limitation, to (1) review each Master LLC’s investment objectives, policies and practices, (2) recommend to the Board specific investment tools and techniques employed by BlackRock, (3) recommend to the Board appropriate investment performance objectives based on its review of appropriate benchmarks and competitive universes, (4) review each Master LLC’s investment performance relative to agreed-upon performance objectives and (5) review information on unusual or exceptional investment matters. Each Board has adopted a written charter for the Performance Committee.

For the period November 1, 2007 to March 31, 2008, the current Audit, Governance, Compliance and Performance Committees each met twice.

Prior to November 1, 2007, each Board then in office had two standing committees, an Audit Committee and a Nominating Committee, each of which consisted of all of the non-interested Directors then in office. During the period April 1, 2007 to November 1, 2007, the Audit Committee met twice and the Nominating Committee met once.

Share Ownership. Information relating to each Director’s ownership of interests in each Master LLC and in shares of all registered funds in the BlackRock-advised funds that are overseen by the respective Director (“Supervised Funds”) as of December 31, 2007 is set forth in the chart below.

Name of Director	Aggregate Dollar Range of Equity Securities in Money LLC*	Aggregate Dollar Range of Equity Securities in Government LLC*	Aggregate Dollar Range of Equity Securities in Tax-Exempt LLC*	Aggregate Dollar Range of Equity Securities in Treasury LLC*	Aggregate Dollar Range of Equity Securities in Supervised Funds
Interested Directors:
Richard S. Davis	None	None	None	None	Over $100,000
Henry Gabbay	None	None	None	None	Over $100,000
Non-Interested Directors:
David O. Beim	None	None	None	None	$50,001 - $100,000
Ronald W. Forbes	None	None	None	None	Over $100,000
Dr. Matina Horner	None	None	None	None	Over $100,000
Rodney D. Johnson	None	None	None	None	Over $100,000
Herbert I. London	None	None	None	None	Over $100,000
Cynthia A. Montgomery	None	None	None	None	Over $100,000
Joseph P. Platt, Jr.	None	None	None	None	Over $100,000
Robert C. Robb, Jr.	None	None	None	None	Over $100,000
Toby Rosenblatt	None	None	None	None	Over $100,000
Kenneth L. Urish	None	None	None	None	None
Frederick W. Winter	None	None	None	None	None

*	The Master LLCs do not offer interests for sale to the public.

As of July 1, 2008, the Directors and officers of each Master LLC as a group owned no interests in that Master LLC. As of December 31, 2007, none of the non-interested Directors of each Master LLC or their immediate family members owned beneficially or of record any securities in affiliates of the Manager.

B-17

(c) Compensation

Each non-interested Director is paid as compensation an annual retainer of $150,000 per year for his or her services as Director to the BlackRock-advised funds, including each Master LLC, and a $25,000 Board meeting fee to be paid for each Board meeting up to five Board meetings held in a calendar year (compensation for meetings in excess of this number to be determined on a case-by-case basis), together with out-of-pocket expenses in accordance with a Board policy on travel and other business expenses relating to attendance at meetings. The Co-Chairs of the Board of Directors are each paid an additional annual retainer of $45,000. The Chairs of the Audit Committee, Compliance Committee, Governance Committee, and Performance Committee are paid an additional annual retainer of $25,000. The Vice-Chair of the Performance Committee is paid an additional annual retainer of $25,000. Each Master LLC compensates the Chief Compliance Officer for his services as its Chief Compliance Officer. Each Master LLC may also pay a portion of the compensation of certain members of the staff of the Chief Compliance Officer.

The following table sets forth the compensation earned by the non-interested Directors and Chief Compliance Officer for the fiscal year ended March 31, 2008, and the aggregate compensation paid to them by all BlackRock-advised funds for the calendar year ended December 31, 2007.

Name of Director	Compensation from Money Funds and Money LLC(h)	Compensation from Government Funds and Government LLC(h)	Compensation from Tax-Exempt Funds and Tax-Exempt LLC(h)	Compensation from Treasury Funds and Treasury LLC(h)	Aggregate Compensation from Master LLCs, Feeder Funds and other BlackRock- Advised Funds(a)
David O. Beim(b)	$ 8,361	$1,032	$ 4,966	$1,266	$180,570
Ronald W. Forbes(c)	$17,016	$5,549	$11,649	$5,810	$235,183
Dr. Matina Horner(d)	$ 8,176	$ 847	$ 4,780	$1,081	$226,015
Rodney D. Johnson(e)	$ 9,246	$1,079	$ 5,462	$1,341	$143,151
Herbert I. London	$ 7,255	$ 973	$ 4,344	$1,174	$250,136
Cynthia A. Montgomery	$13,922	$4,339	$ 9,428	$4,540	$171,433
Joseph P. Platt, Jr.(e)	$ 8,361	$1,032	$ 4,966	$1,266	$139,817
Robert C. Robb, Jr.	$ 7,255	$ 973	$ 4,344	$1,174	$128,151
Toby Rosenblatt(f)	$ 8,361	$1,032	$ 4,966	$1,266	$226,015
Kenneth L. Urish(g)	$ 8,361	$1,032	$ 4,966	$1,266	$139,817
Frederick W. Winter	$ 7,255	$ 973	$ 4,344	$1,174	$128,151

(a)	For the number of BlackRock-advised funds from which each Director received compensation, see the table beginning on page B-14.
(b)	Chair of the Performance Committee.
(c)	Co-Chair of the Board of Directors.
(d)	Chair of the Governance Committee.
(e)	Chairman of the Compliance Committee.
(f)	Vice-Chair of the Performance Committee.
(g)	Chair of the Audit Committee.
(h)	For the fiscal year ended March 31, 2008, the Directors then holding such office received $123,569 from Money Funds and Money LLC, $28,961 from Government Funds and Government LLC, $79,464 from Tax-Exempt Funds and Tax-Exempt LLC and $31,458 from Treasury Funds and Treasury LLC.

Mr. Kindelan assumed office as Chief Compliance Officer and Anti-Money Laundering Compliance Officer on November 1, 2007. From November 1, 2007 through March 31, 2008, Mr. Kindelan received $6,326.82 from Money Funds and Money LLC, $336.91 from Government Funds and Government LLC, $3,592.01 from Tax-Exempt Funds and Tax-Exempt LLC and $569.60 from Treasury Funds and Treasury LLC.

(d) Sales Loads. Not Applicable.

(e) Code of Ethics. Each Master LLC, CMA Funds, WCMA Funds, the Manager and the Sub-Advisors, have adopted a Code of Ethics under Rule 17j-1 under the Investment Company Act. The Codes of Ethics establish procedures for personal investing and restrict certain transactions. Employees subject to the Codes of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Master LLCs.

(f) Proxy Voting Policies.  Information relating to each Master LLC’s proxy voting policies is incorporated by reference to the section entitled “Proxy Voting Policies and Procedures” in Part II of Part B of each CMA Registration Statement and each WCMA Registration Statement.

ITEM 13. Control Persons and Principal Holders of Securities.

As of July 7, 2008, the Feeder Funds, each of which is a Massachusetts business trust, together own 100% of the outstanding interests in their corresponding Master LLC and, therefore, control the Master LLC. Set forth in the table below is each Feeder Fund’s approximate percentage ownership of its corresponding Master LLC.

	Feeder Funds
Master LLC	CMA Fund	Approx. % of Master LLC Owned	WCMA Fund	Approx. % of Master LLC Owned
Money LLC	CMA Money Fund	63.02%	WCMA Money Fund	36.98%
Government LLC	CMA Government Securities Fund	54.75%	WCMA Government Securities Fund	45.25%
Tax-Exempt LLC	CMA Tax-Exempt Fund	90.54%	WCMA Tax-Exempt Fund	9.46%
Treasury LLC	CMA Treasury Fund	66.40%	WCMA Treasury Fund	33.60%

ITEM 14.    Management and Other Services.

The following information supplements and should be read in conjunction with Item 5 in Master LLC Part A.

Information relating to the investment management and other services provided to each Master LLC is incorporated herein by reference from Part A of each of the CMA Registration Statements filed July 25, 2008 and each of the WCMA Registration Statements filed July 25, 2008 and from the section entitled “Management and Advisory Arrangements” in Part I of Part B of each of the CMA Registration Statements filed July 25, 2008 and each of the WCMA Registration Statements filed July 25, 2008 and the section entitled “Management and Other Service Arrangements” in Part II of Part B of each of the CMA Registration Statements filed July 25, 2008 and each of the WCMA Registration Statements filed July 25, 2008. The following list identifies the specific sections and sub-sections in Part B of each of the CMA Registration Statements filed July 25, 2008 and each of the WCMA Registration Statements filed July 25, 2008 under which the information required by Item 14 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No.	Sections Incorporated by Reference from Part A or Part I and/or II of Part B of each of the CMA Registration Statements and each of the WCMA Registration Statements
Item 14(a)	Management and Advisory Arrangements*
Management and Other Service Arrangements**
Item 14(c)	Management and Advisory Arrangements*
Management and Other Service Arrangements**
Item 14(d)	Management and Advisory Arrangements*
Management and Other Service Arrangements**
Item 14(e)	Not Applicable
Item 14(f)	Not Applicable
Item 14(g)	Not Applicable Part A-Back Cover
Item 14(h)	Management and Advisory Arrangements*

*	Excluding the subsection entitled “Transfer Agency Services.”
**	Excluding the subsections entitled “Transfer Agency Services” and “Distribution Expenses.”

Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), World Financial Center, North Tower, 250 Vesey Street, New York, New York 10080, an affiliate of the Manager, acts as placement agent for each Master LLC pursuant to a separate placement agent agreement (the “Placement Agent Agreement”). Under each Placement Agent Agreement, Merrill Lynch receives no compensation for acting as placement agent for the Master LLC.

ITEM 15.    Portfolio Managers.

Not Applicable.

ITEM 16.    Brokerage Allocation and Other Practices.

Information relating to portfolio turnover and brokerage allocation for or on behalf of each Master LLC is incorporated herein by reference from the section entitled “Portfolio Transactions” in Part I and Part II of Part B of each of the CMA Registration Statements and each of the WCMA Registration Statements.

ITEM 17.    Capital Stock and Other Securities.

The following information supplements and should be read in conjunction with Item 5(b) and Item 6 in the Master LLC Part A. Under each Master LLC’s limited liability company agreement the Directors are authorized to issue limited liability company interests in each Master LLC. Upon liquidation of a Master LLC, its corresponding Feeder Funds would be entitled to share in the assets of that Master LLC that are available for distribution in proportion to their investment in that Master LLC.

Each Master LLC is organized as a limited liability company under the laws of the State of Delaware. Each Feeder Fund is entitled to a vote in proportion to its investment in its corresponding Master LLC. Each Feeder Fund will participate in the earnings, dividends and assets of its corresponding Master LLC in accordance with its pro rata interests in that Master LLC. No certificates are issued.

Each investor is entitled to a vote, with respect to matters affecting each Master LLC, in proportion to the amount of its investment in that Master LLC. Investors in each Master LLC do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in a Master LLC may elect all of the Directors of each Master LLC if they choose to do so and in such event the other investors in that Master LLC would not be able to elect any Director. No Master LLC is required to hold annual meetings of investors but each Master LLC will hold special meetings of investors when in the judgment of that Master LLC’s Directors it is necessary or desirable to submit matters for an investor vote. The Directors may elect to terminate any Master LLC without a vote of the interest holders.

ITEM 18.    Purchase, Redemption and Pricing of Beneficial Interests.

The following information supplements and should be read in conjunction with Item 6 and Item 7 in the Master LLC Part A.

(a) Purchase of Interests in each Master LLC.

The net asset value of each Master LLC is determined by the Manager at 12:00 noon, Eastern time, on each business day that the NYSE or New York banks are open for business, immediately after the daily declaration of dividends. As a result of this procedure, the net asset value is determined each business day except for days on which both the NYSE and New York banks are closed. Both the NYSE, and New York banks are closed for New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The net asset value per limited liability company interest of each Master LLC is computed by adding the value of the Master LLC’s securities and other assets, deducting its liabilities and dividing by the number of limited liability interests of the Master LLC outstanding at such time. It is anticipated that the net asset value per limited liability company interest of each Master LLC will remain constant so that a Feeder Fund can preserve a net asset value of $1.00 per share, but no assurance can be offered in this regard.

Each Master LLC values its portfolio securities based upon their amortized cost in accordance with the terms of a rule adopted by the Commission. This involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in evaluation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price a Master LLC would receive if it sold the instrument.

In accordance with the Commission regulations applicable to the valuation of portfolio securities, the Master LLCs will maintain a dollar-weighted average portfolio maturity of 90 days or less and will purchase instruments having deemed maturities under Rule 2a-7 of the Investment Company Act of not more than 397 days (13 months). The Master LLCs will invest only in securities determined by the Directors to be of high quality with minimal credit risks pursuant to guidelines adopted by the Master LLCs’ Boards of Directors. In addition, the Directors have established procedures designed to stabilize, to the extent reasonably possible, the value of each Master LLC’s interests so that a corresponding Feeder Fund can compute for the purpose of sales and redemptions a net asset value per interest of $1.00. Deviations of more than an insignificant amount between the net asset value calculated using market quotations and that calculated on an “amortized cost” basis, will be reported to the Directors of the Master LLC by the Manager. In the event the Directors determine that a deviation exists with respect to any Master LLC that may result in material dilution or other unfair results to investors or existing interestholders of a Master LLC, the Master LLC will take such corrective action as it regards necessary and appropriate, including redeeming interests in kind, selling portfolio securities prior to maturity, reducing or withholding dividends, shortening the average portfolio maturity, reducing the number of outstanding shares without monetary consideration, and utilizing a net asset value per interest as determined by using available market quotations.

Interests in each Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in each Master LLC may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in any Master LLC. However, because each Master LLC intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a corresponding Feeder Fund must be made in Federal funds (i.e., monies credited to the account of each Master LLC’s custodian bank by a Federal Reserve Bank).

Each Master LLC reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

A Feeder Fund may withdraw all or any portion of its investment in its corresponding Master LLC on any business day on which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to each Master LLC. When a request is received in proper form, each Master LLC will redeem its corresponding Feeder Fund’s interests at the next determined net asset value. Each Master LLC will make payment for all interests redeemed within seven days after receipt by that Master LLC of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in a Master LLC may not be transferred without the prior written consent of all the Directors and all remaining interest holders.

(b) Fund Reorganizations. Not applicable.

(c) Offering Price. Not applicable.

(d) Redemption in kind. None

(e) Arrangements Permitting Frequent Purchases and Redemption of Limited Liability Company Interests. See Item 18(a).

ITEM 19.    Taxation of the Master LLCs.

Each Master LLC is treated as a partnership under the Internal Revenue Code of 1986, as amended (the “Code”), and thus, is not subject to income tax. If a Master LLC has only one Feeder Fund, the Master LLC’s existence as an entity separate from that Feeder Fund will be disregarded for Federal income tax purposes. Based upon the status of each Master LLC as a partnership or disregarded entity, each Feeder Fund will take into account its share of its corresponding Master LLC’s income, capital gains, losses, deductions and credits in determining its income tax liability. The determination of a Feeder Fund’s share of a Master LLC’s income, capital gains, losses, deductions and credits will be made in accordance with the Code and the Treasury regulations promulgated thereunder.

Each Master LLC’s taxable year-end is March 31. Although each Master LLC will not be subject to Federal income tax, it will file appropriate Federal income tax returns.

It is intended that each Master LLC’s assets, income and distributions will be managed in such a way that a RIC investor in such Master LLC will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company (“RIC”), assuming that the RIC investor invested all of its investable assets in the Master LLC. Any prospective Feeder Fund which is a RIC agrees that, for purposes of determining its required distribution under Section 4982(a), it will account for its share of items of income, gain, loss, deduction and credit of its corresponding Master LLC as they are taken into account by that Master LLC.

Each Master LLC may be subject to taxes on dividend or interest income paid by non-U.S. issuers and withheld at the source. The United States has entered into tax treaties with many foreign countries which may entitle a Master LLC to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of each Master LLC’s assets to be invested within various countries is not known.

Each Master LLC is to be managed in compliance with the provisions of the Code applicable to RICs (including, for the Tax-Exempt LLC, the threshold investment requirement for paying exempt-interest dividends) as though such requirements were applied at the Master LLC level. Thus, consistent with its investment objectives, each Master LLC will meet the income and asset diversification tests and any other relevant requirements of the Code applicable to RICs. Each Master LLC and its corresponding Feeder Funds will rely on published guidance from the Internal Revenue Service that feeder funds that are RICs will be treated as owners of their proportionate shares of the assets and income of the Master LLC in which they are invested for purposes of meeting these tests, subject to certain adjustments.

The Code requires a RIC to pay a nondeductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98% of its net capital gain, determined, in general, on an October year-end basis plus certain undistributed amounts from previous years. Each Master LLC intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of a Master LLC’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements. Because the required distributions are based only on the taxable income of a RIC, the excise tax generally will not apply to the tax-exempt income received by RIC investors in Tax-Exempt LLC.

Investors are advised to consult their own tax advisers as to the tax consequences of an investment in a Master LLC through a Feeder Fund.

ITEM 20.    Underwriters.

The exclusive placement agent for each Master LLC is Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of the Manager, with offices at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10080. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in each Master LLC.

ITEM 21.    Calculation of Performance Data.

Not Applicable.

ITEM 22.    Financial Statements.

The audited financial statements of the Money LLC, the Government LLC, the Tax-Exempt LLC and the Treasury LLC including the reports of the independent registered public accounting firm, are incorporated into this Part B by reference to the 2008 Annual Reports of CMA Money Fund and WCMA Money Fund, CMA Government Securities Fund and WCMA Government Securities Fund, CMA Tax-Exempt Fund and WCMA Tax-Exempt Fund and CMA Treasury Fund and WCMA Treasury Fund, respectively. You may request copies of each Annual Report at no charge by calling 1-800-441-7762 between 8:00 a.m. and 6:00 p.m. Eastern time on any business day.

MASTER TAX-EXEMPT LLC

PART C. OTHER INFORMATION

ITEM 23.    Exhibits.

Exhibit Number

1	(a)	—	Certificate of Trust, dated August 29, 2002.(a)

	(b)	—	Declaration of Trust, dated August 29, 2002.(a)

	(c)	—	Certificate of Conversion Converting Master Tax-Exempt Trust to Master Tax-Exempt LLC (the “Registrant”), dated June 15, 2007.(f)

	(d)	—	Certificate of Formation of the Registrant, dated June 15, 2007.(f)

	(e)	—	Limited Liability Company Agreement (the “LLC Agreement”) of the Registrant, dated June 15, 2007.(f)
2		—	By-Laws of the Registrant, dated June, 15, 2007.(f)

3		—	Portions of the Declaration of Trust and By-Laws of the Registrant defining the rights of holders of interests in the Registrant.(b)

4	(a)	—	Management Agreement between the Registrant and BlackRock Advisors, LLC (the “Manager”).(f)

	(b)	—	Sub-advisory Agreement between the Manager and BlackRock Investment Management, LLC.(f)

5		—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

6		—	None.

7		—	Form of Custody Agreement between State Street Bank and Trust Company and the Registrant.(c)

8	(a)	—	Placement Agent Agreement between the Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated.(a)

	(b)	—	Form of Subscription Agreement for the acquisition of an interest in the Registrant.(a)

	(c)	—	Form of Administrative Services Agreement between the Registrant and State Street Bank and Trust Company.(e)

9		—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

10		—	Consent of Sidley Austin Brown & Wood LLP, counsel for the Registrant.(a)

11		—	None.

12		—	Certificate of CMA Tax-Exempt Fund.(a)

13		—	None.

14		—	None.

15		—	Code of Ethics.(d)

(a)	Previously filed on February 10, 2003 as an Exhibit to the Registrant’s Registration Statement on Form N-1A (File No. 811-21301) (the “Registration Statement”).
(b)	Reference is made to the Registrant’s Certificate of Conversion and Certificate of Formation, filed as Exhibits 1(c) and 1(d), respectively; to Article 1 (Sections 1.1 and 1.2), Article II (Sections 2.2, 2.4 and 2.7), Article III (Sections 3.2, 3.4, 3.8, 3.9, 3.10, 3.11 and 3.12), Article V (Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9), Article VI (Section 6.1), Article VII (Sections 7.1 and 7.2), Article VIII (Sections 8.1, 8.3, 8.6 and 8.8), Article IX (Sections 9.1, 9.2, 9.3, 9.4, 9.5, 9.6 and 9.7), Article X (Sections 10.2, 10.3, 10.4 and 10.5) and Article XI (Sections 11.3 and 11.5) of the Registrant’s LLC Agreement, filed as Exhibit 1(e); and Article I (Sections 1.1, 1.2, 1.3, 1.4 and 1.5), Article II (Section 2.3), Article III (Sections 3.6 and 3.9), Article V (Sections 5.1 and 5.2) and Article VI (Section 6.2) of the Registrant’s By-Laws, filed as Exhibit 2.
(c)	Incorporated by reference to Exhibit 7 to Post-Effective Amendment No. 10 to the Registration Statement on Form N-1A of Merrill Lynch Maryland Municipal Bond Fund of Merrill Lynch Multi-State Municipal Series Trust (File No. 33-49873), filed on October 30, 2001.

(d)	Incorporated by reference to Exhibit (r) to Post-Effective Amendment No. 15 to the Registration Statement on Form N-2 of BlackRock Senior Floating Rate Fund, Inc. (File No. 333-39837), filed on November 13, 2006.
(e)	Incorporated by reference to Exhibit 8(d) to Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Merrill Lynch Focus Twenty Fund, Inc. (File No. 333-89775), filed on March 20, 2001.
(f)	Filed on July 30, 2007 as an Exhibit to Amendment No. 7 to the Registration Statement.

ITEM 24.    Persons Controlled by or Under Common Control with the Master Tax-Exempt LLC.

Other than as described in Item 13, the Master Tax-Exempt LLC does not control and is not under common control with any other person.

ITEM 25.    Indemnification.

Reference is made to Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “1940 Act”), and pursuant to Section 3.12 of Article III and Sections 8.1, 8.2 and 8.3 of Article VIII of the Registrant’s Limited Liability Company Agreement (the “LLC Agreement”) (Exhibit 1(e) to this Registrant Statement), Section 6.2 of Article VI of the Registrant’s By-Laws (the “By-Laws”) (Exhibit 2 to this Registration Statement), Article IV of the Registrant’s Management Agreement (Exhibit 4 to this Registration Statement), and Section 6 of the Registrant’s Placement Agent Agreement (Exhibit 8(a) to this the Registrant’s Registration Statement, filed on February 10, 2003), Directors, officers, employees and agents of the Master LLC will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act.

Article III, Section 3.12 of the LLC Agreement provides, inter alia, that the Directors shall have the power to:

(d) purchase, and pay for out of Company Property, insurance policies insuring the Company Property, and, to the extent permitted by law and not inconsistent with any applicable provision of this Agreement or the By-Laws, insuring the Company Manager, Administrator, placement agent, Holders, Directors, officers, employees, agents or independent contractors of the Company against all claims arising by reason of holding any such position or by reason of any action taken or omitted to be taken by any such Person in such capacity, whether or not constituting negligence, or whether or not the Company would have the power to indemnify such Person against such liability; (e) indemnify any person with whom the Company has dealings, including the Holders, Directors, officers, employees, agents, the Company Manager, Administrator, placement agent and independent contractors of the Company, to such extent permitted by law and not inconsistent with the applicable provisions of this Agreement...

Article VIII, Section 8.1 provides, inter alia, that no Director shall be liable to the Company, its Holders, or to any Director, officer, employee, or agent there of for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Director to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

Article VIII, Section 8.2 of the Registrant’s LLC Agreement provides:

The Company shall indemnify each of its Directors, officers, employees, and agents (including persons who serve at its request as directors, managers, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonable incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Director, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Directors. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except our of the Company Property. The Directors may make advance payments in connection with indemnification under this Section 8.2; provided that any advance payment of expenses by the Company to any Director, officer, employee or agent shall be made only upon the undertaking by such Director, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a)	the Director, officer, employee or agent to be indemnified provides a security for his undertaking; or

(b)	the Company shall be insured against losses arising by reason of any lawful advances; or

(c)	there is a determination, based on a review of readily available facts, that there is reason to believe that the Director, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i)	a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the Proceedings;

(ii)	an independent legal counsel in a written opinion.

Article VIII, Section 8.3 of the Registrant’s LLC Agreement further provides:

Nothing contained in Section 8.1 or Section 8.2 hereof shall protect any Director or officer of the Company from any liability to the Company or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Section 8.1 or Section 8.2 hereof or in any agreement of the character described in Section 4.1 or Section 4.2 hereof shall protect any Company Manager to the Company against any liability to the Company to which he or it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Company or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he or it serves as Company Manager to the Company.

Article VI, Section 6.2 of the Registrant’s By-Laws provides:

The Agreement refers to the Directors as Directors, but not as individuals or personally; and no Director, officer, employee or agent of the Company shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Company; provided, that nothing contained in the Agreement or the By-Laws shall protect any Director or officer of the Company from any liability to the Company or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Paragraph 11 of the Registrant’s Management Agreement provides:

The Advisor will not be liable for any error of judgment or mistake of law or for any loss suffered by the Advisor or by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement. As used in this paragraph 11, the term “Advisor” shall include any affiliates of the Advisor performing services for the Trust contemplated hereby and partners, trustees, officers and employees of the Advisor and of such affiliates.

Section 6 of the Registrant’s Placement Agent Agreement provides:

(a) The Trust shall indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), as incurred, arising by reason of any person acquiring any Shares, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that any registration statement or other offering materials, as from time to time amended and supplemented, or any annual or interim report to the shareholders of the Trust, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust in connection therewith by or on behalf of the Placement Agent; provided, however, that in no case (i) is the indemnity of the Trust in favor of the Placement Agent and any such controlling persons to be deemed to protect such Placement Agent or any such controlling persons thereof against any liability to the Trust or its shareholders to which the Placement Agent or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this Agreement; or (ii) is the Trust to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Placement Agent or any such controlling persons, unless the Placement Agent or such controlling persons, as the case may be, shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Placement Agent or such controlling persons (or after the Placement Agent or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve it from any liability that it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Trust will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Placement Agent or such controlling person or persons, defendant or defendants in the suit. In the event the Trust elects to assume the defense of any such suit and retain such counsel, the Placement Agent or such controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses, as incurred, of any additional counsel retained by them, but in case the Trust does not elect to assume the defense of any such suit, the Trust will reimburse the Placement Agent or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses, as incurred, of any counsel retained by them. The Trust shall promptly notify the Placement Agent of the commencement of any litigation or proceedings against it or any of the Trust’s officers or Trustees in connection with the issuance or sale of any of the Shares.

(b) The Placement Agent shall indemnify and hold harmless the Trust and each of the Trustees of the Trust and officers and each person, if any, who controls the Trust against any loss, liability, claim, damage or expense, as incurred, described in the foregoing indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Trust in writing by or on behalf of the Placement Agent for use in connection with its registration statement or any related prospectus and statement of additional information, as from time to time amended, or the annual or interim reports to shareholders. In case any action shall be brought against the Trust or any person so indemnified, in respect of which indemnity may be sought against the Placement Agent, the Placement Agent shall have the rights and duties given to the Trust, and the Trust and each person so indemnified shall have the rights and duties given to the Placement Agent by the provisions of subsection (a) of this Section 6.

The Registrant hereby undertakes that it will apply the indemnification provisions of its LLC Agreement and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

ITEM 26.    Business and Other Connections of the Investment Adviser.

See Item 5 in Part A and Item 14 in Part B of the Master LLC’s Registration Statement regarding the business of the Manager. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Manager or any of its officers, directors or partners during the past two fiscal years is incorporated herein by reference from Item 26 in Part C of each of the CMA Registration Statements on Form N-1A and Item 26 in Part C of each of the WCMA Registration Statements on Form N-1A.

ITEM 27.    Principal Underwriters.

(a) Merrill Lynch acts as the principal underwriter for each of the following open-end investment companies, including the Registrant: CMA Treasury Fund, CMA Tax-Exempt Fund, eleven series of CMA Multi-State Municipal Series Trust, CMA Government Securities Fund, CMA Money Fund, WCMA Money Fund, WCMA Government Securities Fund, WCMA Tax-Exempt Fund and WCMA Treasury Fund, and also acted as the principal underwriter for a number of closed-end registered investment companies advised by BlackRock Advisors, LLC, including: BlackRock Apex Municipal Fund, Inc., BlackRock Enhanced Capital and Income Fund, Inc., BlackRock Corporate High Yield Fund, Inc., BlackRock Corporate High Yield Fund III, Inc., BlackRock Corporate High Yield Fund V, Inc., BlackRock Corporate High Yield Fund VI, Inc., BlackRock Debt Strategies Fund, Inc., BlackRock Enhanced Equity Yield Fund, Inc., BlackRock Enhanced Equity Yield & Premium Fund, Inc., Master Senior Floating Rate LLC, BlackRock MuniAssets Fund, Inc., BlackRock Muni Intermediate Duration Fund, Inc., BlackRock Muni New York Intermediate Duration Fund, Inc., BlackRock MuniEnhanced Fund, Inc., BlackRock MuniHoldings Fund, Inc., BlackRock MuniHoldings Fund II, Inc., BlackRock MuniHoldings Insured Fund, Inc., BlackRock MuniHoldings California Insured Fund, Inc., BlackRock MuniHoldings Florida Insured Fund, BlackRock MuniHoldings New Jersey Insured Fund, Inc., BlackRock MuniHoldings New York Insured Fund, Inc., BlackRock MuniVest Fund, Inc., BlackRock MuniVest Fund II, Inc., BlackRock MuniYield Arizona Fund, Inc., BlackRock MuniYield California Insured Fund, Inc., BlackRock MuniYield Florida Fund, BlackRock MuniYield Florida Insured Fund, BlackRock MuniYield Fund, Inc., BlackRock MuniYield Insured Fund, Inc., BlackRock MuniYield Michigan Insured Fund, Inc., BlackRock MuniYield Michigan Insured Fund II, Inc., BlackRock MuniYield New Jersey Fund, Inc., BlackRock MuniYield New Jersey Insured Fund, Inc., BlackRock MuniYield New York Insured Fund, Inc., BlackRock MuniYield Pennsylvania Insured Fund, BlackRock MuniYield Quality Fund, Inc., BlackRock MuniYield Quality Fund II, Inc., BlackRock Preferred Income Strategies Fund, Inc., BlackRock Preferred and Corporate Income Strategies Fund, Inc., BlackRock Senior High Income Portfolio, Inc., Defined Opportunity Credit Trust and EcoSolutions Investment Trust. Merrill Lynch acts as the depositor of the following unit investment trusts: The Corporate Income Fund, Municipal Investment Trust Fund, The ML Trust for Government Guaranteed Securities and The Government Securities Income Fund.

(b) Set forth below is information concerning each director and executive officer of Merrill Lynch. The principal business address of each such person is World Financial Center, North Tower, 250 Vesey Street, New York, New York 10080.

Name	Position(s) and Office(s) with Merrill Lynch	Position(s) and Office(s) with Registrant
Robert J. McCann	Director, Chairman of the Board and Chief Executive Officer	None
Candace E. Browning-Platt	Director and Senior Vice President	None
Gregory J. Fleming	Director and Executive Vice President	None
Carlos M. Morales	Director and Chief Legal Officer	None

 (c) Not Applicable.

ITEM 28. Location of Accounts and Records.

All accounts, books and other documents required to be maintained by Section 31(a) of the 1940 Act and the rules thereunder are maintained at the offices of:

(a) Registrant, 100 Bellevue Parkway, Wilmington, Delaware 19809.

(b) Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, North Tower, 250 Vesey Street, New York, New York 10080 and 1700 Merrill Lynch Drive, Pennington, New Jersey 08534 (records relating to its functions as placement agent).

(c) BlackRock Advisors, LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as investment adviser).

(d) BlackRock Investment Management, LLC, 800 Scudders Mill Road, Plainsboro, New Jersey 08536 (records relating to its functions as sub-adviser).

(e) Financial Data Services, Inc., 4800 Deer Lake Drive, Jacksonville, Florida 32246-6484 (records relating to its functions as transfer agent).

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act and the Rules thereunder will be maintained at the offices of the Registrant, 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

ITEM 29.    Management Services.

Other than as set forth or incorporated by reference in Item 5 of the Master LLC Part A and Item 12 and Item 14 in Part B of the Master LLCs’ Registration Statement, the Registrant is not a party to any management-related service contract.

ITEM 30.    Undertakings.

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 28th day of July, 2008.

MASTER TAX-EXEMPT LLC (Registrant)

By:	/s/ DONALD C. BURKE
(Donald C. Burke, President and Chief Executive Officer)

INDEX TO EXHIBITS

Exhibit Number	Description